UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒       Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

VIRIDIAN THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

221 Crescent Street, Suite 401, Waltham, Massachusetts 02453

NOTICE OF THE 2024 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 17, 2024

To the Stockholders of Viridian:

Viridian Therapeutics, Inc. (the “Company”) will hold its 2024 Annual Meeting of Stockholders (the “Annual Meeting”) on Monday, June 17, 2024, at 3:00 p.m. Eastern Time. The Annual Meeting will be a virtual meeting conducted exclusively online via live audio webcast at www.virtualshareholdermeeting.com/VRDN2024. The Annual Meeting will be held for the following purposes, as more fully described in the accompanying proxy statement (the “Proxy Statement”):

(1)	To elect the two Class III director nominees named in the Proxy Statement to serve until the 2027 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

(2)	To ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024;

(3)	To approve, on an advisory basis, the compensation of the Company’s named executive officers;

(4)	To approve a further amendment and restatement of the Company’s Amended and Restated 2016 Equity Incentive Plan, including an increase by 2,000,000 of the shares available for issuance thereunder; and

(5)	To transact any other matters that may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors has fixed April 23, 2024, as the record date. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

Instructions for accessing the virtual Annual Meeting are provided in the Proxy Statement. Unless otherwise announced differently at the meeting or on the meeting website, in the event of a technical malfunction or other situation that the meeting chair determines may affect the ability of the Annual Meeting to satisfy the requirements for a meeting of stockholders to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the Annual Meeting, the meeting chair or secretary will convene the meeting at 4:00 p.m. Eastern Time on the date specified above and at the Company’s address specified above solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the meeting chair or secretary. Under either of the foregoing circumstances, we will post information regarding the announcement on the Investors page of the Company’s website at investors.viridiantherapeutics.com/.

By Order of the Board of Directors,

/s/ Stephen Mahoney
Stephen Mahoney
President and Chief Executive Officer

Waltham, Massachusetts

April 26, 2024

Whether or not you expect to participate in the virtual Annual Meeting, please vote as promptly as possible in order to ensure your representation at the Annual Meeting. You may vote online or, if you requested printed copies of the proxy materials, by telephone or by using the proxy card or voting instruction form provided with the printed proxy materials.

LEGAL MATTERS

Important Notice Regarding the Availability of Proxy Materials for the 2024 Annual Meeting of Stockholders to Be Held on June 17, 2024. The Proxy Statement and Annual Report for the year ended December 31, 2023 are available at www.proxyvote.com.

Forward-Looking Statements. The Proxy Statement may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, which statements are subject to substantial risks and uncertainties and are based on estimates and assumptions. All statements other than statements of historical fact included in the Proxy Statement are forward-looking statements, including statements about the Company’s Board of Directors, corporate governance practices, executive compensation program and equity compensation utilization. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms, and similar expressions intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from the forward-looking statements expressed or implied in the Proxy Statement. Such risks, uncertainties and other factors include those risks described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) and other subsequent documents we file with the SEC. The Company expressly disclaims any obligation to update or alter any statements whether as a result of new information, future events or otherwise, except as required by law.

Website References. Website references throughout this document are inactive textual references and provided for convenience only, and the content on the referenced websites is not incorporated herein by reference and does not constitute a part of the Proxy Statement.

Use of Trademarks. Viridian Therapeutics is the trademark of Viridian Therapeutics, Inc. Other names and brands used herein are the property of their respective owners.

221 Crescent Street, Suite 401, Waltham, Massachusetts 02453

PROXY STATEMENT

FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

What Is the Purpose of These Proxy Materials?

We are making these proxy materials available to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Viridian Therapeutics, Inc. (“we,” “us,” “our,” “Viridian” or the “Company”) for use at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually on June 17, 2024 at 3:00 p.m. Eastern Time, or at any other time following adjournment or postponement thereof. You are invited to participate in the Annual Meeting and to vote on the proposals described in this Proxy Statement. The proxy materials are first being made available to our stockholders on or about April 26, 2024.

Why Did I Receive a Notice of Internet Availability?

Pursuant to U.S. Securities and Exchange Commission (“SEC”) rules, we are furnishing the proxy materials to our stockholders primarily via the Internet instead of mailing printed copies. This process allows us to expedite our stockholders’ receipt of proxy materials, lower the costs of printing and mailing the proxy materials and reduce the environmental impact of our Annual Meeting. If you received a Notice of Internet Availability of Proxy Materials (the “Notice”), you will not receive a printed copy of the proxy materials unless you request one. The Notice provides instructions on how to access the proxy materials for the Annual Meeting via the Internet, how to request a printed set of proxy materials and how to vote your shares.

Why Are We Holding a Virtual Annual Meeting?

We have adopted a virtual meeting format for the Annual Meeting to provide a consistent experience to all stockholders regardless of geographic location. We believe this expands stockholder access, improves communications and lowers our costs while reducing the environmental impact of the meeting. In structuring our virtual Annual Meeting, our goal is to enhance rather than constrain stockholder participation in the meeting, and we have designed the meeting to provide stockholders with the same rights and opportunities to participate as they would have at an in-person meeting.

Who Can Vote?

Only common stockholders of record at the close of business on April 23, 2024 (the “Record Date”) are entitled to notice of the Annual Meeting and to vote on the proposals described in this Proxy Statement. At the close of business on the Record Date, 63,822,468 shares of our common stock were issued and outstanding. Shares of preferred stock are not entitled to vote at the Annual Meeting. Unless otherwise specified, references in this Proxy Statement to “shares” are references to shares of our common stock.

What Is the Difference between Holding Shares as a Registered Stockholder and as a Beneficial Owner?

Registered Stockholder: Shares Registered in Your Name

If your shares of common stock are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered to be, with respect to those shares of common stock, the registered stockholder, and these proxy materials are being sent directly to you by us.

Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian

If your shares of common stock are held by a broker, fiduciary or custodian, you are considered the beneficial owner of shares of common stock held in “street name,” and these proxy materials are being forwarded to you from that broker, fiduciary or custodian.

How Can I Participate in the Virtual Annual Meeting?

Stockholders of record as of the close of business on the Record Date are entitled to participate in and vote at the Annual Meeting. To participate in the Annual Meeting, including to vote and ask questions, stockholders of record should go to the meeting website at www.virtualshareholdermeeting.com/VRDN2024, enter the 16-digit control number found on your proxy card or Notice, and follow the instructions on the website. If your shares are held in street name and your voting instruction form or Notice indicates that you may vote those shares through www.proxyvote.com, then you may access, participate in and vote at the Annual Meeting with the 16-digit access code indicated on that voting instruction form or Notice. Otherwise, stockholders who hold their shares in street name should contact their bank, broker or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the Annual Meeting.

We will endeavor to answer as many stockholder-submitted questions as time permits that comply with the Annual Meeting rules of conduct. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or Company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.

The meeting webcast will begin promptly at 3:00 p.m. Eastern Time. Online check-in will begin approximately 15 minutes before then, and we encourage you to allow ample time for check-in procedures. If you experience technical difficulties during the check-in process or during the meeting, please call the number listed on the meeting website for technical support. Additional information regarding the rules and procedures for participating in the Annual Meeting will be set forth in our meeting rules of conduct, which stockholders can view during the meeting at the meeting website.

What Am I Voting on?

The proposals to be voted on at the Annual Meeting are as follows:

(1)	Election of the two Class III director nominees to serve until the 2027 Annual Meeting of Stockholders (“Proposal 1”);

(2)	Ratification of the selection of KPMG LLP as the Company’s independent auditor for 2024 (“Proposal 2”);

(3)	Advisory approval of the compensation of the Company’s named executive officers (“Proposal 3”); and

(4)

Approval of a further amendment and restatement of the Company’s Amended and Restated 2016 Equity Incentive Plan, including an increase by 2,000,000 of the shares available for issuance thereunder (“Proposal 4”).

How Does the Board Recommend That I Vote?

The Board recommends that you vote your shares “FOR” each of the director nominees in Proposal 1 and “FOR” Proposals 2, 3 and 4.

What If Another Matter Is Properly Brought before the Annual Meeting?

As of the date of filing this Proxy Statement, the Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named as proxies in the proxy card to vote on such matters in accordance with their best judgment.

How Many Votes Do I Have?

Each share of common stock is entitled to one vote on each proposal to be voted on at the Annual Meeting.

What Does It Mean If I Receive More Than One Set of Proxy Materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or held in different accounts. Please cast your vote with respect to each set of proxy materials that you receive to ensure that all of your shares are voted.

How Do I Vote?

Even if you plan to attend the Annual Meeting, we recommend that you also submit your vote as early as possible in advance so that your vote will be counted if you later decide not to, or are unable to, virtually attend the Annual Meeting.

Registered Stockholder: Shares Registered in Your Name

If you are the registered stockholder, you may vote your shares online during the virtual Annual Meeting (see “How Can I Participate in the Virtual Annual Meeting?” above) or by proxy in advance of the Annual Meeting by Internet (at www.proxyvote.com) or, if you requested paper copies of the proxy materials, by completing and mailing a proxy card or by telephone (at 800-690-6903).

Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian

If you are the beneficial owner, you may vote your shares online during the virtual Annual Meeting (see “How Can I Participate in the Virtual Annual Meeting?” above) or you may direct your broker, fiduciary or custodian how to vote in advance of the Annual Meeting by following the instructions they provide.

What Happens If I Do Not Vote?

Registered Stockholder: Shares Registered in Your Name

If you are the registered stockholder and do not vote in one of the ways described above, your shares will not be voted at the Annual Meeting and will not be counted toward the quorum requirement.

Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian

If you are the beneficial owner and do not direct your broker, fiduciary or custodian how to vote your shares, your broker, fiduciary or custodian will only be able to vote your shares with respect to proposals considered to be “routine.” Your broker, fiduciary or custodian is not entitled to vote your shares with respect to “non-routine” proposals, which we refer to as a “broker non-vote.” Whether a proposal is considered routine or non-routine is subject to stock exchange rules and final determination by the stock exchange. Even with respect to routine matters, some brokers are choosing not to exercise discretionary voting authority. As a result, we urge you to direct your broker, fiduciary or custodian how to vote your shares on all proposals to ensure that your vote is counted.

What If I Sign and Return a Proxy Card or Otherwise Vote but Do Not Indicate Specific Choices?

Registered Stockholder: Shares Registered in Your Name

The shares represented by each signed and returned proxy will be voted at the Annual Meeting by the persons named as proxies in the proxy card in accordance with the instructions indicated on the proxy card. However, if you are the registered stockholder and sign and return your proxy card without giving specific instructions, the persons named as proxies in the proxy card will vote your shares in accordance with the recommendations of the Board. Your shares will be counted toward the quorum requirement.

Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian

If you are the beneficial owner and do not direct your broker, fiduciary or custodian how to vote your shares, your broker, fiduciary or custodian will only be able to vote your shares with respect to proposals considered to be “routine.” Your broker, fiduciary or custodian is not entitled to vote your shares with respect to “non-routine” proposals, resulting in a broker non-vote with respect to such proposals.

Can I Change My Vote after I Submit My Proxy?

Registered Stockholder: Shares Registered in Your Name

If you are the registered stockholder, you may revoke your proxy at any time before the final vote at the Annual Meeting in any one of the following ways:

(1)	You may complete and submit a new proxy card, but it must bear a later date than the original proxy card;

(2)	You may submit new proxy instructions via telephone or the Internet;

(3)	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at the address set forth on the first page of this Proxy Statement; or

(4)	You may vote by attending the Annual Meeting virtually. However, your virtual attendance at the Annual Meeting will not, by itself, revoke your proxy.

Your last submitted vote is the one that will be counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian

If you are the beneficial owner, you must follow the instructions you receive from your broker, fiduciary or custodian with respect to changing your vote.

What is the Quorum Requirement?

The holders of a majority of the shares of common stock outstanding and entitled to vote at the Annual Meeting must be present at the Annual Meeting, either virtually or represented by proxy, to constitute a quorum. A quorum is required to transact business at the Annual Meeting.

Your shares will be counted toward the quorum only if you submit a valid proxy (or a valid proxy is submitted on your behalf by your broker, fiduciary or custodian) or if you attend the Annual Meeting virtually and vote. Abstentions and broker non-votes, if any, will be counted toward the quorum requirement. If there is no quorum, the meeting chair or the holders of a majority of shares of common stock virtually present at the Annual Meeting, either personally or by proxy, may adjourn the Annual Meeting to another time or date.

How Many Votes Are Required to Approve Each Proposal and How Are Votes Counted?

Votes will be counted by Broadridge Financial Solutions, the Inspector of Elections appointed for the Annual Meeting.

Proposal 1: Election of Directors

A nominee will be elected as a director at the Annual Meeting if the nominee receives a plurality of the votes cast “FOR” his or her election. “Plurality” means that the individuals who receive the largest number of votes cast “FOR” are elected as directors. Broker non-votes, if any, and votes that are withheld will not be counted as votes cast on the matter and will have no effect on the outcome of the election. Stockholders do not have cumulative voting rights for the election of directors.

Proposal 2: Ratification of Independent Auditor Selection

The affirmative vote of the majority of the votes cast on the matter is required for the ratification of the selection of KPMG LLP as our independent auditor. Abstentions and broker non-votes, if any, will not be counted as votes cast on the matter and will have no effect on the outcome of this proposal.

Proposal 3: Advisory Approval of Executive Compensation

The affirmative vote of the majority of the votes cast on the matter is required for the advisory approval of executive compensation. Abstentions and broker non-votes, if any, will not be counted as votes cast on the matter and will have no effect on the outcome of this proposal.

Proposal 4: Approval of an Amendment and Restatement of the Amended and Restated 2016 Equity Incentive Plan

The affirmative vote of the majority of the votes cast on the matter is required for the approval of the amendment and restatement of the Amended and Restated 2016 Equity Incentive Plan. Abstentions and broker non-votes, if any, will not be counted as votes cast on the matter and will have no effect on the outcome of this proposal.

Who Is Paying for This Proxy Solicitation?

We will pay the costs associated with the solicitation of proxies, including the preparation, assembly, printing and mailing of the proxy materials. We may also reimburse brokers, fiduciaries or custodians for the cost of forwarding proxy materials to beneficial owners of shares of common stock held in “street name.”

Innisfree M&A Incorporated (“Innisfree”) has been retained to assist us in soliciting proxies for a fee of up to $50,000, plus distribution costs and other expenses. Our employees, officers and directors may solicit proxies in person or via telephone or the Internet. We will not pay additional compensation for any of these services.

How Can I Find Out the Voting Results?

We expect to announce preliminary voting results at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting.

Who can I call if I have questions?

If you are a Viridian stockholder and if you have questions about this proxy statement or the procedures for voting your shares, you should contact our proxy solicitor, Innisfree, at the following telephone number: 877-750-0831 (toll-free from the United States and Canada), or +1 (412) 232-3651 (from other countries). Banks and brokers may call collect: (212) 750-5833.

PROPOSAL 1: ELECTION OF DIRECTORS

In accordance with our Fourth Amended and Restated Bylaws (the “Bylaws”), the Board has fixed the number of directors constituting the Board at six. At the Annual Meeting, the stockholders will vote to elect the two Class III director nominees named in this Proxy Statement to serve until the 2027 Annual Meeting of Stockholders and until their successors are duly elected and qualified or until their earlier death, resignation or removal. Our Board has nominated Stephen Mahoney and Arlene M. Morris for election to our Board. Mr. Mahoney was appointed to the Board in October 2023. Ms. Morris was most recently elected by stockholders at the 2021 Annual Meeting of Stockholders.

Our director nominees have indicated that they are willing and able to serve as our directors. However, if any of them becomes unable or, for good cause, unwilling to serve, proxies may be voted for the election of such other person as shall be designated by our Board, or the Board may decrease the size of the class and Board.

Board Recommendation

The Board recommends a vote “FOR” each of the director nominees set forth above.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Chief Executive Officer Transitions

In February 2023, Dr. Jonathan Violin stepped down from his role as our President, Chief Executive Officer and member of the Board. Scott Myers was appointed by the Board to succeed Dr. Violin, and in connection with the foregoing, was also appointed to serve as a Class III director.

Effective October 2023, Mr. Myers ceased serving as our President and Chief Executive Officer and resigned as a member of the Board. Stephen Mahoney was appointed by the Board to succeed Mr. Myers, and in connection with the foregoing, was also appointed to serve as a Class III director.

Information Regarding Director Nominees and Continuing Directors

Our Board is divided into three classes, with members of each class holding office for staggered three-year terms. There are currently two Class I directors, whose term expires at the 2025 Annual Meeting of Stockholders, two Class II directors, whose term expires at the 2026 Annual Meeting of Stockholders and two Class III directors, who are up for election at this meeting for a term expiring at the 2027 Annual Meeting of Stockholders.

The following is a brief biography of each director nominee and continuing director and a discussion of the specific experiences, qualifications, attributes or skills of each director nominee and continuing director that led the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”) to recommend that person as a director of our Board.

Our Nominating Committee seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct our business. To that end, our Nominating Committee has identified and evaluated the nominees in the broader context of the overall composition of our Board with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that our Nominating Committee views as critical to the effective functioning of our Board. The brief biographies below include information, as of the date of this Proxy Statement, regarding the specific and particular experiences, qualifications, attributes or skills of the nominees that led our Nominating Committee to believe that the nominees should continue to serve on our Board. However, each of the members of our Nominating Committee may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for our Board, and these views may differ from the views of other members.

The following table lists the names and ages of each director nominee and continuing director of the Board:

Name	Class	Age (as of April 26, 2024)	Position
Stephen Mahoney	Class III	53	President, Chief Executive Officer and Director
Dr. Sarah Gheuens(1)	Class I	45	Independent Director
Peter Harwin(1)(2)(3)	Class I	38	Independent Director
Tomas Kiselak(1)(3)(4)	Class II	37	Independent Chairman of the Board
Arlene M. Morris(2)(3)(4)	Class III	72	Independent Director
Jennifer K. Moses(2)(4)	Class II	49	Independent Director

(1)	Member of the Science and Technology Committee (the “Science Committee”)
(2)	Member of the Audit Committee
(3)	Member of the Nominating Committee
(4)	Member of the Compensation Committee

Class I Directors Continuing in Office

Dr. Sarah Gheuens. Dr. Gheuens has served as a member of our Board since September 2023. Dr. Gheuens has served as Chief Medical Officer of Agios Pharmaceuticals, Inc. (Nasdaq: AGIO) (“Agios”), a pharmaceutical company, since September 2021 and as its Head of Research and Development since July 2022. Previously, she served as Agios’ Head of Clinical Development from December 2019 to September 2021. Prior to joining Agios, Dr. Gheuens worked at Biogen Inc. (Nasdaq: BIIB) (“Biogen”), a multinational biotechnology company, from October 2012 to December 2019, where she held roles of increasing responsibility in safety, medical affairs and clinical development, including most recently as Executive Medical Director, Head of Medical Safety, Late Stage Clinical Development. Prior to joining Biogen, Dr. Gheuens served as a physician at Beth Israel Deaconess Medical Center (“BIDMC”), a hospital, from November 2008 to September 2012. Dr. Gheuens received her M.D. from the Free University of Brussels (VUB), Belgium, and completed her neurology residency at the University Hospital of the Free University of Brussels (VUB), Belgium, followed by an HIV/neurology fellowship at BIDMC. She also received a Ph.D. in Medical Sciences from the University of Antwerp, Belgium and a Master’s in Medical Sciences from Harvard Medical School.

We believe Dr. Gheuens is qualified to serve on our Board because of her extensive experience within the biopharmaceutical industry, including in the research and development of drugs, and as a physician.

Peter Harwin. Mr. Harwin has served as a member of our Board since October 2020. Mr. Harwin is a Managing Member at Fairmount Funds Management LLC (“Fairmount”), a healthcare investment firm he co-founded in April 2016.

Prior to Fairmount, Mr. Harwin was a member of the investment team at Boxer Capital, LLC, an investment fund part of the Tavistock Group, based in San Diego. Mr. Harwin also serves as Chairman of the board of directors of Cogent Biosciences, Inc. (Nasdaq: COGT), a biopharmaceutical company, and as a member of the boards of directors of Apogee Therapeutics, Inc. (Nasdaq: APGE) and Spyre Therapeutics, Inc. (Nasdaq: SYRE), both biotechnology companies. He also serves of the board of Paragon Therapeutics, Inc., a private biotechnology company. He received a B.B.A. from Emory University.

We believe Mr. Harwin is qualified to serve on our Board because of his experience serving as a director of biotechnology companies and as a manager of funds specializing in the area of life sciences.

Class II Directors Continuing in Office

Tomas Kiselak. Mr. Kiselak has served as Chairman since June 2021 and a member of our Board since October 2020. Mr. Kiselak is a Managing Member at Fairmount, which he co-founded in April 2016. Prior to Fairmount, Mr. Kiselak was a managing director at RA Capital Management, LLC, a healthcare and life science investment firm. Mr. Kiselak also serves as a member of the board of directors of Apogee Therapeutics, Inc. (Nasdaq: APGE), Spyre Therapeutics, Inc. (Nasdaq: SYRE), and Dianthus Therapeutics, Inc. (Nasdaq: DNTH), all biotechnology companies, and several private companies. He received his bachelor’s degree in Neuroscience and Economics from Amherst College.

We believe Mr. Kiselak is qualified to serve on our Board because of his experience advising biotechnology companies and as a manager of funds specializing in the area of life sciences.

Jennifer K. Moses. Ms. Moses has served as a member of our Board since July 2021. Ms. Moses has served as Chief Financial Officer of Investors Management Corporation (“IMC”), a private holding company of businesses across varied industries since April 2023. Prior to joining IMC, Ms. Moses served as the Chief Financial Officer of G1 Therapeutics, Inc. (Nasdaq: GTHX) (“G1”), a biopharmaceutical company, from May 2019 through April 2023, and she previously served as its Vice President of Finance and Accounting from March 2015 to May 2019. Prior to joining G1, Ms. Moses was a Partner at Rankin McKenzie, LLC (“Rankin McKenzie”), a financial consulting company, from October 2007 to February 2015, where she served as Acting Chief Financial Officer and Controller for venture-backed companies. Prior to joining Rankin McKenzie, Ms. Moses held roles of increasing responsibility at Deloitte & Touche LLP, a professional services company, including providing tax services to clients and later focusing on strategic planning and internal communications in the Office of the Chief Executive Officer of Deloitte Tax LLP. Ms. Moses received a B.S. in Accounting from the Pennsylvania State University and is a C.P.A.

We believe Ms. Moses is qualified to serve on our Board because of her financial expertise and experience within the biopharmaceutical industry.

Class III Director Nominees

Stephen Mahoney. Mr. Mahoney has served as our President and Chief Executive Officer and a member of our Board since October 2023. Prior to joining Viridian, Mr. Mahoney served as Chief Financial and Operating Officer of Magenta Therapeutics, Inc. (“Magenta”) (which later became Dianthus Therapeutics, Inc. (Nasdaq: DNTH)), a biotechnology company, from November 2020 to September 2023, where he was responsible for overseeing the financial and operational aspects of Magenta, and where he was also named President in February 2023 in connection with Magenta’s restructuring plan. Mr. Mahoney has more than 20 years of global biotechnology sector industry experience.

Prior to joining Magenta, Mr. Mahoney served as President and Chief Operating Officer of Kiniksa Pharmaceuticals, Ltd. (Nasdaq: KNSA) (“Kiniksa”), a biopharmaceutical company, from August 2015 to November 2019, where he was responsible for overseeing the operational aspects of Kiniksa, including advancement of its existing programs, and as a senior advisor from November 2019 through December 2019. Prior to joining Kiniksa, Mr. Mahoney served as Chief Commercial Officer, among other executive positions of increasing responsibility, at Synageva BioPharma Corp. (“Synageva”). Prior to joining Synageva, he was Regional Director, Legal – Asia Pacific Region for Genzyme Corporation, following other roles in the organization. Mr. Mahoney holds an M.B.A. from the Boston College Carroll School of Management, a J.D. from Boston College Law School and a B.A. from Colorado College. He also serves on the board of directors of Vesselson, Inc., a private company.

We believe that Mr. Mahoney is qualified to serve on our Board because of his unique perspective given his role as our Chief Executive Officer, his more than 20 years of global biotechnology sector industry experience and his executive leadership roles at numerous biopharmaceutical companies.

Arlene M. Morris. Ms. Morris has served as a member of our Board since January 2018. Ms. Morris has served as Chief Executive Officer at Willow Advisors, LLC, a consultancy advising biotech companies on financing, strategy and business development, since May 2015. From April 2012 until May 2015, Ms. Morris served as the Chief Executive Officer of Syndax Pharmaceuticals, Inc., a then privately-held oncology company focused on the development and commercialization of therapies for treatment-resistant cancers. She also served as a member of the Syndax Pharmaceuticals board of directors from 2011 to 2015. From 2003 to 2011, Ms. Morris served as President, Chief Executive Officer and a member of the board of directors of Affymax, Inc., a biotechnology company. Ms. Morris also held various management and executive positions at Clearview Projects, Inc., a corporate advisory firm; Coulter Pharmaceutical, Inc., a pharmaceutical company; Scios Inc., a biopharmaceutical company; and Johnson & Johnson (NYSE: JNJ), a healthcare company. She is currently a member of the board of directors of TC BioPharma (Holdings) plc (Nasdaq: TCBP), a gamma delta cell therapy company, where she serves as Chair of the board of directors; Palatin Technologies, Inc. (NYSE: PTN), a biopharmaceutical company; and Cogent Biosciences, Inc. (Nasdaq: COGT), a biopharmaceutical company. She was a director of Biodel Inc., a specialty pharmaceutical company, from 2015 until its merger in 2016, Dimension Therapeutics, a gene therapy company, until it was acquired by Ultragenyx in 2017, and Viveve Medical, Inc., a medical device company, from May 2016 until February 2023. She is currently a director of the Charleston Animal Society. Ms. Morris received a B.A. in Biology and Chemistry from Carlow University.

We believe Ms. Morris is qualified to serve on our Board because of her relevant industry experience and breadth of expertise from past and continued service on the boards of directors of publicly-traded biotechnology companies, which enable her to contribute important strategic insight to the Board.

Executive Officers

Biographical and other information regarding our executive officers is set forth below. There are no family relationships among any of our directors or executive officers.

Name	Age (as of April 26, 2024)	Position(s)
Stephen Mahoney(1)	53	President, Chief Executive Officer, and Director (Principal Executive Officer)
Thomas Beetham	54	Chief Operating Officer
Dr. Thomas Ciulla	60	Chief Medical Officer
Seth Harmon	44	Senior Vice President of Finance and Accounting (Principal Financial Officer and Principal Accounting Officer)
Jennifer Tousignant	52	Chief Legal Officer

(1)	For Mr. Mahoney’s biographical information, see “Information Regarding Director Nominees and Continuing Directors” above.

Thomas Beetham. Mr. Beetham has served as our Chief Operating Officer since October 2023. Prior to joining Viridian, Mr. Beetham served as Chief Legal Officer and Secretary of Magenta Therapeutics, Inc. (which later became Dianthus Therapeutics, Inc. (Nasdaq: DNTH)), a biotechnology company, from June 2021 to September 2023, where he was responsible for overseeing the legal and compliance functions. Mr. Beetham has more than 20 years of experience in legal, business development, operations and strategy across the biotechnology and pharmaceutical industries. Prior to joining Magenta, Mr. Beetham served as Executive Vice President, Corporate Development and Operations, Chief Legal Officer and Secretary of Kiniksa Pharmaceuticals, Ltd. (Nasdaq: KNSA), a biopharmaceutical company, from November 2019 to June 2021, during which time he oversaw several functions including legal, strategy, business development, technical operations, medical affairs, quality, compliance and human resources.

Previously, Mr. Beetham served as Kiniksa’s Executive Vice President, Corporate Development, Chief Legal Officer and Secretary from December 2015 to November 2019, and before that as Senior Vice President in the same roles from Kiniksa’s formation in July 2015 to December 2015. Prior to joining Kiniksa, Mr. Beetham held various roles at Synageva BioPharma Corp. from October 2013 to June 2015, including serving as the Chief Legal Officer and Senior Vice President of Corporate Development. Prior to joining Synageva, Mr. Beetham served as General Legal Counsel of New England Biolabs, Inc. Prior to joining New England Biolabs, Inc., Mr. Beetham held various roles at Genzyme Corporation, including as the lead corporate attorney responsible for the company’s hematology/oncology and multiple sclerosis products, and before that he was a business and transactional attorney with the law firm of Palmer & Dodge, LLP. Mr. Beetham holds an M.B.A. from the Boston College Carroll School of Management, a J.D. from Boston College Law School and a B.A. from the University of Rochester.

Dr. Thomas Ciulla. Dr. Ciulla has served as our Chief Medical Officer since January 2024, and before that he served as our Chief Development Officer from February 2023 to January 2024. Previously Dr. Ciulla served as Chief Medical Officer and Chief Development Officer at Clearside Bio (Nasdaq: CLSD) (“Clearside”), a pharmaceutical company, from October 2018 to February 2023, where he guided preclinical and clinical development, supported a New Drug Application to the first U.S. Food and Drug Administration (“FDA”) approval of a suprachoroidal therapy, led an Investigational New Drug submission with development of a new clinical program and successful Phase 1/2 trial and oversaw medical and professional affairs. Prior to Clearside,

Dr. Ciulla served in a Vice President role as Medical Strategy Lead-Ophthalmology at Spark Therapeutics, Inc., a biotechnology company, from August 2017 to October 2018, where he defined and led medical strategy to support development and commercialization of the first FDA-approved gene therapy for a genetic disease. He previously served as Vice President, Clinical Strategy at Ophthotech Corporation (now Iveric Bio, Inc.) from January 2016 to August 2017.

Before launching his executive management career, Dr. Ciulla co-directed the retina service and ocular angiogenesis research lab at Indiana University School of Medicine, a U.S. medical school. He remains a volunteer Clinical Professor at the university and is a Fellow of the American Society of Retina Specialists and is a member of the American Society of Gene and Cell Therapy, Association for Research in Vision and Ophthalmology, Macula Society, Retina Society and the American Academy of Ophthalmology. Dr. Ciulla has held numerous leadership roles in clinical research, including as principal investigator, medical monitor, and a member of scientific advisory, data safety monitoring or writing committees in more than 100 national clinical trials. He has served on journal editorial boards, edited several textbooks, presented at more than 200 conferences, and co-authored more than 300 publications. Dr. Ciulla graduated from Harvard College and UCSF School of Medicine, followed by an internship and residency at Harvard Medical School and a fellowship at Tufts Medical School. He also earned an M.B.A. from Indiana University’s Kelley School of Business, specializing in the business of medicine.

Seth Harmon. Mr. Harmon has served as our Senior Vice President of Finance and Accounting since May 2023, and he was appointed as our Principal Financial and Principal Accounting Officer in September 2023. Mr. Harmon has more than 20 years of strategic finance, accounting, and operations experience in the biopharmaceutical industry. Prior to joining Viridian, Mr. Harmon served as the CFO of BioNTech US, a subsidiary of BioNTech SE (Nasdaq: BNTX), from May 2020 to May 2023, where he oversaw general and administrative functions and served as a member of the BioNTech US management team supporting the growth of the organization from 56 to more than 500 employees. Prior to that, he served as Vice President of Finance at Neon Therapeutics, Inc., a biotechnology company, from April 2017 to May 2020, where he contributed to the company’s successful $100 million initial public offering and subsequently oversaw the financial aspects of the company’s restructure and strategic sale to BioNTech SE. Prior to Neon Therapeutics, Seth held several positions with increasing levels of responsibility at Merrimack Pharmaceuticals, Inc. (Nasdaq: MACK), a biotechnology company, from July 2014 to April 2017, where he participated in the successful launch of company’s first commercial product and the subsequent sale of this asset to Ipsen. Seth holds a B.A. in Economics and Mathematics from Bowdoin College, a M.S. in Accounting and M.B.A. from Northeastern University and obtained his C.P.A. license while working at Ernst and Young, LLP.

Jennifer Tousignant. Ms. Tousignant has served as our Chief Legal Officer since February 2024. Prior to joining Viridian, Jennifer served as Senior Vice President of Legal for Sana Biotechnology, Inc. (Nasdaq: SANA) (“Sana”), a biotechnology company, from October 2020 to February 2024, where she led a team responsible for legal support for strategic transactions, business development, intellectual property, litigation, quality, regulatory, research and development, investor relations and general contracting, as well as being involved in corporate governance and financings. Prior to Sana, she worked at Xilio Therapeutics, Inc. (Nasdaq: XLO) (“Xilio”), a biotechnology company, from October 2019 to October 2020 where she was the Head of Legal and responsible for all legal and compliance matters. Prior to Xilio, Ms. Tousignant was Chief IP Counsel at TESARO, Inc. (“TESARO”), a biotechnology company, from April 2016 to October 2019, where she built and led the intellectual property function and was a key member of the global launch teams for several products. Additionally, she played key legal role in TESARO’s transactional work, financings, and in its acquisition by GlaxoSmithKline plc. Ms. Tousignant received her J.D. from Suffolk University School of Law, magna cum laude, and her B.A. in Chemistry with Honors from the University of Virginia.

Corporate Governance

Our business affairs are managed under the direction of our Board. Our Board has adopted a set of Corporate Governance Guidelines as a framework for the governance of the Company, which is posted on our website located at investors.viridiantherapeutics.com, under “Corporate Governance.”

Director Independence

Nasdaq listing rules require a majority of a listed company’s board of directors to be comprised of independent directors who, in the opinion of the board of directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Subject to specified exceptions, each member of a listed company’s audit, compensation and nominating committees must be independent, and audit and compensation committee members must satisfy additional independence criteria under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Our Board undertook a review of its composition and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, our Board has determined that each of our current directors listed under “Information Regarding Director Nominees and Continuing Directors,” with the exception of Mr. Mahoney, is an “independent director” as defined under the Nasdaq listing rules. Mr. Mahoney is deemed not to be independent under the Nasdaq listing rules by virtue of his employment with the Company. Each of our former Presidents and Chief Executive Officers, Mr. Myers and Dr. Violin, was deemed not to be independent under the Nasdaq listing rules during the period he served on the Board by virtue of his employment with the Company. In making such determinations, our Board considered the relationships that each such non-employee director has with the Company and all other facts and circumstances our Board deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director. Our Board also determined that each of the directors currently serving on the Audit Committee and the Compensation Committee satisfy the additional independence criteria applicable to directors on such committees under Nasdaq listing rules and the rules and regulations established by the SEC.

Board Leadership Structure

Mr. Kiselak has served as the independent Chairman of our Board since June 2021. As the independent Chairman, Mr. Kiselak has the authority, among other things, to call and preside over our Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to our Board. Accordingly, our Board Chairman has substantial ability to shape the work of our Board. We believe that separation of the positions of Board Chairman and Chief Executive Officer reinforces the independence of our Board in its oversight of the business and affairs of the Company. In addition, we believe that having an independent Board Chairman creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of our Board to monitor whether management’s actions are in the best interests of the Company and its stockholders. As a result, we believe that having an independent Board Chairman can enhance the effectiveness of our Board as a whole.

The independent directors have the opportunity to meet in executive sessions without management present at every regular Board meeting and at such other times as may be determined by the Chairman. The purpose of these executive sessions is to encourage and enhance communication among the independent directors.

The Board believes that its programs for overseeing risk, as described under “Role of the Board in Risk Oversight,” would be effective under a variety of leadership frameworks. Accordingly, the Board’s risk oversight function did not significantly impact its selection of the current leadership structure.

Role of the Board in Risk Oversight

One of our Board’s key functions is informed oversight of our risk management process. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Audit

Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Audit Committee also monitors compliance with legal and regulatory requirements and risks related to information technology and cybersecurity, in addition to oversight of the performance of our internal audit function. Our Nominating Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs have the potential to encourage excessive risk-taking. Typically, the entire Board meets with our Chief Legal Officer, our executive officer responsible for our risk management, at least annually, and the applicable Board committees meet at least annually with the employees responsible for risk management in the committees’ respective areas of oversight. Both our Board as a whole and the various standing committees receive periodic reports from our Chief Legal Officer, as well as incidental reports as matters may arise. It is the responsibility of the committee chairs to report findings regarding material risk exposures to our Board as quickly as possible.

Meetings of the Board

The Board met eight times during the year ended December 31, 2023. During 2023, each then-current member of the Board attended at least 75% of the aggregate number of meetings of the Board and the committees on which he or she served during the period in which he or she was on the Board or committee, with the exception of Dr. Violin, who is no longer on our Board. It is our policy to encourage our directors and any nominees for director to attend the Annual Meeting of Stockholders. All of our then-serving directors attended the 2023 Annual Meeting of Stockholders.

Board Committees

Our Board has a separately designated Audit Committee, Compensation Committee, Nominating Committee and Science Committee. Below is a description of each committee of our Board.

Each of the committees has the authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. Our Board has determined that each member of each committee meets the applicable Nasdaq listing rules and the rules and regulations established by the SEC regarding “independence,” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

Our Audit Committee is currently composed of three directors: Ms. Moses, who serves as chairperson, Mr. Harwin and Ms. Morris. Our Audit Committee met four times during the fiscal year ended December 31, 2023. Our Board has adopted a written Audit Committee charter that is available on the Company’s website at www.viridiantherapeutics.com.

Our Audit Committee was established to oversee our corporate accounting and financial reporting processes and audits of our financial statements. For this purpose, our Audit Committee performs several functions. Our Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; reviews and approves or rejects transactions between the Company and any related persons; confers with management and the independent auditors regarding the effectiveness of internal control over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential and anonymous submission by employees of concerns regarding accounting or auditing matters; and meets to review our annual audited financial statements and quarterly financial statements with management and the independent auditor, including a review of our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual reports on Form 10-K and quarterly reports on Form 10-Q.

Our Board reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of our Audit Committee are independent (as independence is currently defined in the Nasdaq listing standards). Our Board has also determined that Ms. Moses qualifies as an “audit committee financial expert,” as defined in the applicable SEC rules.

Audit Committee Report

Our Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2023 with our management and our independent registered public accounting firm. Our Audit Committee has discussed with our independent registered public accounting firm the matters required to be discussed by the applicable standards of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. Our Audit Committee has also received the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountant’s communications with our Audit Committee concerning independence and has discussed with our independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, our Audit Committee recommended to our Board that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the SEC.

This report is provided by the following directors, who serve on the Audit Committee:

Jennifer K. Moses (Chair)

Peter Harwin

Arlene M. Morris

Compensation Committee

Our Compensation Committee is currently composed of three directors: Ms. Morris, who serves as chairperson, Mr. Kiselak and Ms. Moses. All members of our Compensation Committee are independent (as independence is currently defined in the Nasdaq listing standards). Our Compensation Committee met five times during the fiscal year ended December 31, 2023. Our Board has adopted a written Compensation Committee charter that is available on the Company’s website at www.viridiantherapeutics.com.

Our Compensation Committee acts on behalf of our Board to review, adopt, or if it deems appropriate, make recommendations to be adopted by our Board, and oversee our compensation strategy, policies, plans and programs. This includes establishment of corporate and individual performance objectives relevant to the compensation of our executive officers, directors and other senior management; evaluation of performance in light of these stated objectives; review and approval of the compensation and other terms of employment or service, including severance and change-in-control arrangements, as applicable, of our Chief Executive Officer, the other executive officers and directors; and administration of our incentive compensation and equity-based compensation plans that are subject to Board approval.

Compensation Committee Processes and Procedures

Typically, our Compensation Committee meets as its members deem necessary or appropriate, but in no event less than annually, and with greater frequency if necessary. The agenda for each meeting is usually developed by the chairperson of our Compensation Committee in consultation with management. Our Compensation Committee meets regularly in executive sessions. However, from time to time, various members of management and other employees, as well as outside advisors or consultants, may be invited by our Compensation Committee to make presentations, to provide financial or other background information or advice, or to otherwise participate in Compensation Committee meetings. Under the Compensation Committee’s charter, the Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of our Compensation Committee regarding his compensation or individual performance objectives. Additionally, under its charter, our Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from consultants, outside counsel and other advisers that our Compensation Committee considers necessary or appropriate in the performance of its duties. Our Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisors engaged for the purpose of advising the committee. In particular, our Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under its charter, our Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other advisor to our Compensation Committee, other than in-house legal counsel and certain other types of advisors, only after taking into consideration the factors, prescribed by the SEC and Nasdaq, that bear upon the advisor’s independence; however, there is no requirement that any advisor be independent.

After taking into consideration the independence factors prescribed by the SEC and Nasdaq described above, management recommended, and our Compensation Committee approved, the engagement of Radford, an Aon Hewitt company (“Radford”), as a compensation consultant because of its reputation and previous experience advising similarly situated companies. The Compensation Committee determined that the engagement of Radford does not raise any conflict of interest.

As part of its engagement, Radford develops a comparative group of companies and performs analyses of competitive performance and compensation levels among that group. Radford conducts individual interviews with certain members of senior management and certain members of the Compensation Committee to better understand the Company’s historical pay practices, executive pay philosophy and key business objectives that drive performance-based elements of the compensation program. Radford ultimately develops recommendations that are presented to the Compensation Committee for its consideration. These discussions and analyses are performed annually and were considered by the Compensation Committee in setting compensation for our executive officers.

Under its charter, our Compensation Committee may form, and delegate authority to, subcommittees as appropriate. The Compensation Committee has delegated authority to the Chief Executive Officer to grant equity awards to non-executive employees, with such awards not to exceed a specified share cap. The purpose of this delegation of authority is to enhance the flexibility of equity administration within the Company and to facilitate the timely grant of equity awards to certain new employees and promoted employees, within specified limits approved by our Compensation Committee. Our Chief Executive Officer is required to report to the Compensation Committee at each regular meeting the details of equity awards made pursuant to the foregoing delegated authority.

Historically, our Compensation Committee has made most of its changes to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first quarter of the year. However, our Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, our Compensation Committee’s process includes two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executive officers other than the Chief Executive Officer, our Compensation Committee oversees their evaluation and makes recommendations to the Board regarding their compensation, based on the recommendation of the Chief Executive Officer. In the case of our Chief Executive Officer, the evaluation of his performance is conducted by our Compensation Committee, based on which the Compensation Committee recommends to the Board any changes to his compensation as well as awards to be granted. For all executives and directors as part of its deliberations, our Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, Company stock performance data, analyses of historical executive compensation levels, current Company-wide compensation levels and recommendations of our Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.

Nominating Committee

Our Nominating Committee is currently comprised of three directors: Mr. Harwin, who serves as chairperson, Mr. Kiselak and Ms. Morris. All members of our Nominating Committee are independent (as independence is currently defined in the Nasdaq listing standards). Our Nominating Committee met three times during the fiscal year ended December 31, 2023. Our Board has adopted a written Nominating Committee charter that is available on the Company’s website at www.viridiantherapeutics.com.

Our Nominating Committee is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by our Board), reviewing and evaluating incumbent directors, recommending to our Board the selection of candidates for election to our Board, making recommendations to our Board regarding the membership on the committees of our Board, assessing the performance of our Board and developing a set of corporate governance principles for the Company.

Science Committee

In March 2022, our Board established the Science Committee, which is currently comprised of three directors: Mr. Kiselak, who serves as chairperson, Mr. Harwin and Dr. Gheuens. All members of our Science Committee are independent (as independence is currently defined in the Nasdaq listing standards). Our Science Committee met eight times during the fiscal year ended December 31, 2023. Our Board has adopted a written Science Committee charter that is available on the Company’s website at www.viridiantherapeutics.com.

Our Science Committee is primarily responsible for providing strategic advice and making recommendations to the Board regarding current and planned research programs, providing strategic advice to the Board regarding emerging science and technology issues, trends and risks, reviewing and evaluating the Company’s progress in achieving its long-term strategic research and development goals and objectives and reviewing the Company’s product and development pipeline and the competitiveness of the Company’s product portfolio and pipeline.

Director Nominations

Criteria for Board Membership

Our Nominating Committee appreciates the value of thoughtful Board refreshment, and regularly identifies and considers qualities, skills and other director attributes that would enhance the composition of the Board. Our Nominating Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements and having the highest personal integrity and ethics. Our Nominating Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, our Nominating Committee retains the right to modify these qualifications from time to time. Candidates for director nomination are reviewed in the context of the current composition of our Board, the operating requirements and strategic direction of the Company and the long-term interests of our stockholders. In conducting this assessment, our Nominating Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of our Board and the Company, to maintain a balance of knowledge, experiences and capabilities.

In the case of incumbent directors whose terms of office are set to expire, our Nominating Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. Our Nominating Committee also takes into account the results of our Board’s annual self-evaluation. Our Nominating Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm to assist it in locating qualified candidates. Our Nominating Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates, after considering the function and needs of our Board, and assesses independence. Our Nominating Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to our Board.

Stockholder Recommendations

Our Nominating Committee will consider director candidates recommended by stockholders. Our Nominating Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Any such recommendations should be submitted to the committee as described under “Stockholder Communications” and should include the same information required under our Bylaws for nominating a director, as described under “Stockholder Proposals and Director Nominations for Next Year’s Annual Meeting.”

Board Diversity

In addition to the factors discussed above, the Board and the Nominating Committee actively seek to achieve a diversity of occupational and personal backgrounds on the Board. The Nominating Committee considers a potential director candidate’s ability to contribute to the diversity of personal backgrounds on the Board, including with respect to gender, race, ethnic and national background, geography, age and sexual orientation. The Nominating Committee assesses its effectiveness in balancing these considerations in connection with its annual evaluation of the composition of the Board. In this regard, our current Board of six directors includes three directors (50%) who self-identify as female.

In accordance with Nasdaq’s board diversity listing standards, we are disclosing aggregated statistical information about our Board’s self-identified gender and racial characteristics and LGBTQ+ status as voluntarily confirmed to us by each of our directors.

Board Diversity Matrix (as of April 26, 2024)
	Female	Male	Non- Binary	Did Not Disclose Gender
Total number of directors — 6	3	3	—	—
Number of directors who identify in any of the categories below:
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	3	3	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+		—
Did Not Disclose Demographic Background		—

Code of Ethics

We have adopted a written Code of Business Conduct and Ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the code is posted on our website, which is located at www.viridiantherapeutics.com. If we make certain amendments to, or grant any waivers to any executive officer or director of, the code of business conduct and ethics, we will disclose the nature of such amendment or waiver on our website above or in a current report on Form 8-K, to the extent required by applicable rules.

Overboarding Policy

As set forth in the Company’s Corporate Governance Guidelines, directors must be willing to devote sufficient time to carry out their duties and responsibilities effectively and are expected to ensure that other commitments do not conflict with or materially interfere with their service as directors. To help ensure directors are able to devote sufficient time to carry out their duties and responsibilities effectively: (i) directors who serve as executive officers of public companies are expected to serve on no more than a total of three public company boards (including the Company’s Board) and (ii) all other directors are expected to serve on no more than a total of five public company boards (including the Company’s Board). The Nominating Committee assesses each director’s compliance with this expectation as part of its annual director nomination process. All current directors are in compliance with these service limits.

Stockholder Communications

Our Board has adopted a formal process by which stockholders may communicate with our Board or any of its directors. Stockholders who wish to communicate with our Board may do so by sending written communications to our Board or such director c/o Viridian Therapeutics, Inc., 221 Crescent Street, Suite 401, Waltham, Massachusetts 02453, Attn: Corporate Secretary. Each communication must set forth the name and address of the stockholder on whose behalf the communication is sent, and the number and class of shares of the Company that are owned beneficially by such stockholder as of the date of the communication. The Corporate Secretary will review each communication and then will forward such communication to our Board or to any individual director to whom the communication is addressed, unless the communication contains advertisements or solicitations or is unduly hostile, threatening or similarly inappropriate, in which case the Corporate Secretary shall discard the communication.

Anti-Hedging Policy

We have a policy that prohibits our employees, officers, directors and consultants from engaging in (a) short-term trading; (b) short sales; (c) transactions involving publicly traded options or other derivatives, such as trading in puts or calls with respect to Company securities; and (d) hedging transactions.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee has at any time during the prior three years been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

PROPOSAL 2: RATIFICATION OF INDEPENDENT AUDITOR SELECTION

Our Audit Committee has selected KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the year ending December 31, 2024. In this Proposal 2 we are asking stockholders to vote to ratify this selection. Representatives of KPMG are expected to be present at the Annual Meeting. They will have the opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions from stockholders.

Stockholder ratification of the selection of KPMG as the Company’s independent auditor is not required by law or our Bylaws. However, we are seeking stockholder ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the committee will reconsider its selection. Even if the selection is ratified, the committee, in its discretion, may direct the selection of a different independent auditor at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

KPMG has served as our independent auditor since 2017. The following table summarizes the audit fees billed and expected to be billed by KPMG for the indicated fiscal years and the fees billed by KPMG for all other services rendered during the indicated fiscal years. All services associated with such fees were pre-approved by our Audit Committee in accordance with the “Pre-Approval Policies and Procedures” described below.

	Year Ended December 31,
	2023	2022
	(in thousands)
Audit Fees(1)	$2,103	$935
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	—	—

Total Fees	$2,103	$935

(1)

Audit fees consist principally of fees for professional services provided in connection with the audit of our annual consolidated financial statements and internal control over financial reporting, for the review of our quarterly condensed consolidated financial statements, consultations on accounting matters directly related to the audit and related services such as consent and comfort letters issued in conjunction with registration statements, that are normally provided in connection with statutory and regulatory filings or engagements.

(2)

Audit-related fees include services relating to accounting consultations and reviews and due diligence services that are reasonably related to the performance of audits or reviews of our consolidated financial statements and were not reported above under “Audit Fees.”

(3)	Tax fees include services relating to tax compliance, tax advice, and tax planning in the United States.
(4)	All other fees include fees for all other services.

Pre-Approval Policies and Procedures

Our Audit Committee considered the independence of KPMG and whether the audit and non-audit services provided to us are compatible with maintaining that independence. The committee has adopted a set of policies governing the provision of non-audit services by our independent auditor, including procedures by which our Audit Committee must approve in advance all services provided by and fees paid to our independent registered public accounting firm.

Board Recommendation

The Board recommends a vote “FOR” the ratification of the selection of KPMG to serve as our independent auditor.

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, our stockholders are entitled to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers (“NEOs”) as disclosed in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. We have designed our executive compensation program to attract, motivate, reward and retain the senior management talent required to achieve our corporate objectives and to increase long-term stockholder value.

The compensation of our NEOs subject to the vote is disclosed in the “Executive Compensation” section in this Proxy Statement.

Accordingly, the Board is asking stockholders to indicate their support for the compensation of our NEOs, as described in this Proxy Statement, by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Executive Compensation discussion below, compensation tables and narrative discussion, is hereby APPROVED.”

This vote is advisory, and it is not binding on the Board and the Compensation Committee. Nevertheless, the views expressed by stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Consistent with the advisory vote of stockholders in 2020, the Board has determined that the opportunity for advisory votes on executive compensation will occur at every annual meeting of stockholders, and therefore we expect that the next advisory vote on executive compensation to occur at the Company’s 2025 Annual Meeting of Stockholders.

Board Recommendation

The Board recommends a non-binding advisory vote “FOR” the approval of the compensation of the Company’s NEOs.

PROPOSAL 4: APPROVAL OF A FURTHER AMENDMENT AND RESTATEMENT OF OUR AMENDED AND RESTATED 2016 EQUITY INCENTIVE PLAN

The Board believes that stock-based incentive awards can play an important role in the success of our Company. These incentives are given to employees, directors and consultants of our Company and provide these individuals with a proprietary interest in our Company. Our Board believes a compensation policy that includes a balanced mix of cash and equity is the most effective way to attract and retain talented service providers whose interests are aligned with stockholders.

Background

The Company maintains the Viridian Therapeutics, Inc. Amended and Restated 2016 Equity Incentive Plan, effective as of June 14, 2023 (the “Existing 2016 Plan”). On April 19, 2024, our Board and the Compensation Committee approved an amendment and restatement of the Existing 2016 Plan (as amended, the “Amended 2016 Plan”), subject to approval by our stockholders. We are asking stockholders to consider and vote upon a proposal to approve the Amended 2016 Plan. The Amended 2016 Plan will become effective as of the date of stockholder approval (the “Effective Date”).

The primary change made by the Amended 2016 Plan to the Existing 2016 Plan is to increase the number of shares available for issuance under the Amended 2016 Plan by 2,000,000 shares. The term of the Amended 2016 Plan is ten years following the date of stockholder approval. If the Amended 2016 Plan is not approved, the Existing 2016 Plan will remain in effect.

If the Amended 2016 Plan is approved by our stockholders, the aggregate number of shares of stock available for issuance under the Amended 2016 Plan will be 10,693,659 shares of common stock plus any shares of common stock subject to outstanding awards under the 2020 Plan and 2008 Plan (each as defined below) as of March 31, 2024 that on or after such date are forfeited, terminated, expire or otherwise lapse without being exercised (to the extent applicable), or are settled in cash. As of March 31, 2024, the 2,113,343 shares of common stock available for issuance of new awards under the Existing 2016 Plan plus the proposed increase of 2,000,000 shares of common stock represent approximately 4.9% of the total issued and outstanding shares of the Company’s common stock, including issued and outstanding preferred shares on an as-converted to common basis. We believe it is important to consider the issued and outstanding preferred shares on an as-converted to common basis because the preferred shares are economically equivalent to shares of the Company’s common stock given the conversion rights embedded therein. If stockholders approve this proposal, we currently expect the number of additional shares being requested for approval will be sufficient to meet our expected needs for approximately one year based on our historical grant practices and performance.

If stockholders do not approve this proposal, we will continue to have the authority to grant awards under the Existing 2016 Plan, but the proposed 2,000,000 share increase will not be effective and could result in a serious disruption of our compensation programs and will limit our ability to provide retention incentives to our executives and other employees. Equity awards are a significant component of total compensation for our executive officers and other employees and are vital to our ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which we must compete. If stockholders do not approve the proposal, we would need to grant cash and other non-equity rewards to these individuals. We believe that such alternative forms of compensation do not align employee interests with those of stockholders as efficiently as equity-based awards, and we feel it is important to provide compensation that continues to effectively align employees with stockholders, and which provides a total compensation package that is competitive with other companies. We strongly believe that the approval of this proposal is instrumental to our continued success. In approving the Amended 2016 Plan, our Board considered, among other things, the following:

•	potential dilution to the Company’s current stockholders as measured by burn rate and overhang (as described in “Key Data” below);

•	the policies and recommendations of stockholder advisory firms such as Institutional Shareholder Services;

•	market standards and peer group companies; and

•	the continued importance of motivating, recruiting and retaining key employees.

Key Data

When approving the Amended 2016 Plan, our Board considered the burn rate with respect to the equity awards granted by the Company under the Existing 2016 Plan. The Board also considered the Company’s overhang with respect to the Miragen Therapeutics, Inc. 2008 Equity Incentive Plan (the “2008 Plan”), the Existing 2016 Plan, the Viridian Therapeutics, Inc. 2020 Stock Incentive Plan (the “2020 Plan”) and the grant of stock options as inducement awards made outside of the Existing 2016 Plan (the “Inducement Awards”). The burn rate is equal to the total number of equity awards the Company granted in a fiscal year divided by the weighted average common stock outstanding during the year.

The Company’s three-year average burn rate through December 31, 2023 relating to the Existing 2016 Plan, at the time our Board approved the Amended 2016 Plan, was approximately 13.8%. The Company’s overhang relating to the 2008 Plan, the Existing 2016 Plan, the 2020 Plan and the Inducement Awards as of March 31, 2024, was 16%. If the Amended 2016 Plan is approved, the Company’s overhang would increase to approximately 18%. The Company has calculated overhang by dividing the factor of total equity awards outstanding, plus shares available for award issuances, by total common stock outstanding including preferred stock on an as-converted to common stock basis.

The following table sets forth certain information about the Amended 2016 Plan, as well as the Company’s Existing 2016 Plan, the 2020 Plan, the 2008 Plan and the Inducement Awards as of March 31, 2024:

Total shares remaining available for new grants under the Existing 2016 Plan(1)	2,113,343
Total shares underlying outstanding stock options	10,319,573
Weighted average exercise price of outstanding stock options	$18.84
Weighted average remaining contractual life of outstanding stock options (in years)	8.09
Total shares underlying outstanding restricted stock units	669,096
Number of new shares being authorized under the Amended 2016 Plan	2,000,000
Total number of shares available for future awards under the Amended 2016 Plan if this proposal is approved	4,113,343
Total shares of common stock outstanding including issued and outstanding preferred shares on an as-converted to common basis	83,863,339

(1)	No shares remain available for new grants under the 2008 Plan and the 2020 Plan.

If the Amended 2016 Plan is approved, the Company’s total potential dilution from the shares available for issuance under its equity incentive plans would increase from approximately -1.5% as of March 31, 2024 to approximately 0.9%. Our Board and the Compensation Committee have each considered this potential dilution level in the context of competitive data from the Company’s peer group and our expected growth needs and believes that the resulting dilution levels are reasonable and in the best interests of stockholders.

In addition to overall dilution, our Board considered annual dilution from the Company’s equity incentive plans in approving the Amended 2016 Plan. The Company measures annual dilution as the total number of shares subject to equity awards granted during the year less cancellations and other shares returned to the reserve, divided by the total number of shares of common stock outstanding including issued and outstanding preferred shares on an as-converted to common basis. The Company’s annual dilution under the Existing 2016 Plan for fiscal year 2023 was approximately 4.8%. The Company’s annual dilution under the Existing 2016 Plan, the 2020 Plan, the 2008 Plan and the Inducement Awards for fiscal year 2023 was 11%.

Board Recommendation

The Board recommends a vote “FOR” the approval of a further amendment and restatement of our Amended and Restated 2016 Equity Incentive Plan.

Promotion of Good Corporate Governance Practices

Plan Summary

The following summary of the material terms of the Amended 2016 Plan is qualified in its entirety by reference to the complete text of the Amended 2016 Plan which is set forth in Appendix A to this Proxy Statement. Stockholders are encouraged to read the text of the Amended 2016 Plan in its entirety.

Purpose

The Amended 2016 Plan is designed to secure and retain the services of the Company’s employees, directors and consultants, provide incentives for the Company employees, directors and consultants to exert maximum efforts for the success of the Company and its affiliates, and provide a means by which the Company’s employees, directors and consultants may be given an opportunity to benefit from increases in the value of its common stock.

Types of Awards

The terms of the Amended 2016 Plan provide for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, other stock awards and performance awards that may be settled in cash, stock or other property.

Shares Available for Awards

Subject to adjustment for specified changes in the Company’s capitalization, the aggregate number of shares of common stock of the Company that may be issued under the Amended 2016 Plan, or the Share Reserve, will not exceed 10,693,659 shares plus any shares of common stock subject to outstanding awards under the 2020 Plan and 2008 Plan as of March 31, 2024 that on or after such date are forfeited, terminated, expire or otherwise lapse without being exercised (to the extent applicable), or are settled in cash.

Any shares subject to a stock award or award under the 2020 Plan or 2008 Plan that are not issued because such stock award or award under the 2020 Plan or 2008 Plan expires or otherwise terminates without all of the shares covered by such stock award having been issued will again become available for issuance under the Amended 2016 Plan. The following shares of common stock will also revert to the Amended 2016 Plan and will therefore become available for issuance under the Amended 2016 Plan: (i) any shares subject to a stock award or award under the 2020 Plan or 2008 Plan that are not issued because such stock award is settled in cash; (ii) any shares issued pursuant to a stock award or award under the 2020 Plan or 2008 Plan that are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares; and (iii) any shares reacquired by the Company in satisfaction of tax withholding obligations on a stock award or as consideration for the exercise or purchase price of a stock award.

Eligibility

All of the Company’s (including its affiliates’) employees, non-employee directors and consultants are eligible to participate in the Amended 2016 Plan and may receive all types of awards, provided that incentive stock options may be granted under the Amended 2016 Plan only to the Company’s employees (including officers) and employees of its affiliates. As of March 31, 2024, the Company had 97 eligible employees, 5 eligible non-employee directors and approximately 90 eligible consultants, provided, however, that we do not regularly grant equity awards to consultants.

Non-Employee Director Compensation Limit

Under the Amended 2016 Plan, the maximum number of shares of common stock of the Company subject to stock awards granted under the Amended 2016 Plan or otherwise during any one calendar year to any non-employee director, taken together with any cash fees paid by the Company to such non-employee director during such calendar year for services on the Board, will not exceed $500,000 in total value (calculating the value of any such stock awards based on the grant date fair value of such stock awards for financial reporting purposes), or, with respect to the calendar year in which a non-employee director is first appointed or elected to the Board, $1,000,000.

The Board may make exceptions for individual non-employee directors in extraordinary circumstances, as the Board may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation.

Administration

The Amended 2016 Plan will be administered by the Board, which may in turn delegate authority to administer the Amended 2016 Plan to a committee. The Board delegates concurrent authority to administer the Amended 2016 Plan to the Compensation Committee, but may, at any time, revest in itself some or all of the power delegated to the Compensation Committee. The Board and the Compensation Committee are each considered to be a Plan Administrator for purposes of this Proposal 4. Subject to the terms of the Amended 2016 Plan, the Plan Administrator may determine the recipients, the types of awards to be granted, the number of shares of common stock subject to or the cash value of awards and the terms and conditions of awards granted under the Amended 2016 Plan, including the period of their exercisability and vesting. The Plan Administrator also has the authority to provide for accelerated exercisability and vesting of awards. Subject to the limitations set forth below, the Plan Administrator also determines the fair market value applicable to a stock award and the exercise or strike price of stock options and stock appreciation rights granted under the Amended 2016 Plan.

The Plan Administrator may also delegate to one or more officers the authority to designate employees who are not officers to be recipients of certain stock awards and the number of shares of common stock subject to such stock awards. Under any such delegation, the Plan Administrator will specify the total number of shares of common stock that may be subject to the stock awards granted by such officer. The officer may not grant a stock award to himself or herself.

Repricing; Cancellation and Re-Grant of Stock Awards

Under the Amended 2016 Plan, the Plan Administrator does not have the authority to reprice any outstanding stock option or stock appreciation right by reducing the exercise or strike price of the stock option or stock appreciation right or to cancel any outstanding stock option or stock appreciation right that has an exercise or strike price greater than the then-current fair market value of a share of common stock in exchange for cash or other stock awards without obtaining the approval of the Company’s stockholders. Such approval must be obtained within 12 months prior to such an event.

Stock Options

Stock options may be granted under the Amended 2016 Plan pursuant to stock option agreements. The Amended 2016 Plan permits the grant of stock options that are intended to qualify as incentive stock options (“ISOs”) and nonstatutory stock options (“NQSOs”). Participants who hold stock options will have no voting rights and will have no rights to receive dividends or dividend equivalents in respect of any share subject to a stock option until such participant has become the holder of record of such shares.

The exercise price of a stock option granted under the Amended 2016 Plan may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant and, in some cases (see “Limitations on Incentive Stock Options” below), may not be less than 110% of such fair market value.

The term of stock options granted under the Amended 2016 Plan may not exceed ten years and, in some cases (see “Limitations on Incentive Stock Options” below), may not exceed five years. Except as otherwise provided in a participant’s stock option agreement or other written agreement with the Company or one of its affiliates, if a participant’s service relationship with the Company or any of its affiliates, referred to in this Proposal No. 4 as continuous service, terminates (other than for cause and other than upon the participant’s death or disability), the participant may exercise any vested stock options for up to three months following the participant’s termination of continuous service.

Except as otherwise provided in a participant’s stock option agreement or other written agreement with the Company or one of its affiliates, if a participant’s continuous service terminates due to the participant’s disability or death (or the participant dies within a specified period, if any, following termination of continuous service), the participant, or his or her beneficiary, as applicable, may exercise any vested stock options for up to 12 months following the participant’s termination due to the participant’s disability or for up to 18 months following the participant’s death. Except as explicitly provided otherwise in a participant’s stock option agreement or other written agreement with the Company or one of its affiliates, if a participant’s continuous service is terminated for cause (as defined in the Amended 2016 Plan), all stock options held by the participant will terminate upon the participant’s termination of continuous service and the participant will be prohibited from exercising any stock option from and after such termination date. Except as otherwise provided in a participant’s stock option agreement or other written agreement with the Company or one of its affiliates, the term of a stock option may be extended if the exercise of the stock option following the participant’s termination of continuous service (other than for cause and other than upon the participant’s death or disability) would be prohibited by applicable securities laws or if the sale of any common stock received upon exercise of the stock option following the participant’s termination of continuous service (other than for cause) would violate the Company’s insider trading policy. In no event, however, may a stock option be exercised after its original expiration date.

Acceptable forms of consideration for the purchase of common stock pursuant to the exercise of a stock option under the Amended 2016 Plan will be determined by the Plan Administrator and may include payment: (i) by cash, check, bank draft or money order payable to the Company; (ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board; (iii) by delivery to the Company of shares of common stock (either by actual delivery or attestation); (iv) by a net exercise arrangement (for NQSOs only); or (v) in other legal consideration approved by the Plan Administrator.

Stock options granted under the Amended 2016 Plan may become exercisable in cumulative increments, or “vest,” as determined by the Plan Administrator at the rate specified in the stock option agreement. Shares covered by different stock options granted under the Amended 2016 Plan may be subject to different vesting schedules as the Plan Administrator may determine.

The Plan Administrator may impose limitations on the transferability of stock options granted under the Amended 2016 Plan in its discretion. Generally, a participant may not transfer a stock option granted under the Amended 2016 Plan other than by will or the laws of descent and distribution or, subject to approval by the Plan Administrator, pursuant to a domestic relations order or an official marital settlement agreement. However, the Plan Administrator may permit transfer of a stock option in a manner that is not prohibited by applicable tax and securities laws. In addition, subject to approval by the Plan Administrator, a participant may designate a beneficiary who may exercise the stock option following the participant’s death.

Limitations on Incentive Stock Options

The aggregate fair market value, determined at the time of grant, of shares of common stock with respect to ISOs that are exercisable for the first time by a participant during any calendar year under all of the Company’s stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit or otherwise fail to qualify as ISOs are treated as NQSOs. No ISO may be granted to any person who, at the time of grant, owns or is deemed to own stock possessing more than 10% of the Company’s total combined voting power or that of any affiliate unless the following conditions are satisfied:

•	the exercise price of the ISO must be at least 110% of the fair market value of the common stock subject to the ISO on the date of grant; and

•	the term of the ISO must not exceed five years from the date of grant.

Subject to adjustment for specified changes in capitalization, the aggregate maximum number of shares of common stock that may be issued pursuant to the exercise of ISOs under the Amended 2016 Plan is 10,693,659 shares.

Stock Appreciation Rights

Stock appreciation rights may be granted under the Amended 2016 Plan pursuant to stock appreciation right agreements. Each stock appreciation right is denominated in common stock share equivalents. The strike price of each stock appreciation right will be determined by the Plan Administrator but will in no event be less than 100% of the fair market value of the common stock subject to the stock appreciation right on the date of grant. The Plan Administrator may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. The appreciation distribution payable upon exercise of a stock appreciation right may be paid in shares of common stock of the Company, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the stock appreciation right agreement. Stock appreciation rights will be subject to the same conditions upon termination of continuous service and restrictions on transfer as stock options under the Amended 2016 Plan. Participants who hold stock appreciation rights (“SARs”) will have no voting rights and will have no rights to receive dividends or dividend equivalents in respect of any share subject to a SAR until such participant has become the holder of record of such shares.

Restricted Stock Awards

Restricted stock awards may be granted under the Amended 2016 Plan pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for cash, check, bank draft or money order payable to the Company, the participant’s services performed for the Company or any of its affiliates, or any other form of legal consideration acceptable to the Plan Administrator. Shares of common stock acquired under a restricted stock award may be subject to forfeiture to or repurchase by the Company in accordance with a vesting schedule to be determined by the Plan Administrator. Rights to acquire shares of common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement. Any dividends paid on restricted stock will be subject to the same vesting conditions as apply to the shares subject to the restricted stock award. Upon a participant’s termination of continuous service for any reason, any shares subject to restricted stock awards held by the participant that have not vested as of such termination date may be forfeited to or repurchased by the Company.

Restricted Stock Unit Awards

Restricted stock unit awards may be granted under the Amended 2016 Plan pursuant to restricted stock unit award agreements. Payment of any purchase price may be made in any form of legal consideration acceptable to the Plan Administrator. A restricted stock unit award may be settled by the delivery of shares of common stock of the Company, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the restricted stock unit award agreement. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by the Plan Administrator. Dividend equivalents may be credited in respect of shares of common stock covered by a restricted stock unit award, provided that any such dividend equivalents will be subject to all of the same terms and conditions of the underlying restricted stock unit award. Except as otherwise provided in a participant’s restricted stock unit award agreement or other written agreement with the Company or one of its affiliates, restricted stock units that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Performance Awards

The Amended 2016 Plan allows the Company to grant performance stock and cash awards. A performance stock award is a stock award that is payable (including that may be granted, may vest, or may be exercised) contingent upon the attainment of pre-determined performance goals during a performance period. A performance stock award may require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the Compensation Committee. In addition, to the extent permitted by applicable law and the performance stock award agreement, the Plan Administrator may determine that cash may be used in payment of performance stock awards.

A performance cash award is a cash award that is payable contingent upon the attainment of pre-determined performance goals during a performance period. A performance cash award may require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the Compensation Committee. The Plan Administrator may specify the form of payment of performance cash awards, which may be cash or other property, or may provide for a participant to have the option for his or her performance cash award to be paid in cash or other property.

Performance goals under the Amended 2016 Plan will be based on any one or more of the following performance criteria: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) earnings before interest, taxes, depreciation, amortization and legal settlements; (v) earnings before interest, taxes, depreciation, amortization, legal settlements and other income (expense); (vi) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense) and stock-based compensation; (vii) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation and changes in deferred revenue; (viii) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation, other non-cash expenses and changes in deferred revenue; (ix) total stockholder return; (x) return on equity or average stockholder’s equity; (xi) return on assets, investment or capital employed; (xii) stock price; (xiii) margin (including gross margin); (xiv) income (before or after taxes); (xv) operating income; (xvi) operating income after taxes; (xvii) pre-tax profit; (xviii) operating cash flow; (xix) sales or revenue targets; (xx) increases in revenue or product revenue; (xxi) expenses and cost reduction goals; (xxii) improvement in or attainment of working capital levels; (xxiii) economic value added (or an equivalent metric); (xxiv) market share; (xxv) cash flow; (xxvi) cash flow per share; (xxvii) cash balance; (xxviii) cash burn; (xxix) cash collections; (xxx) share price performance; (xxxi) debt reduction; (xxxii) implementation or completion of projects or processes (including, without limitation, clinical trial initiation, clinical trial enrollment and dates, clinical trial results, regulatory filing submissions, regulatory filing acceptances, regulatory or advisory committee interactions, regulatory approvals, new and supplemental indications for existing products and product supply); (xxxiii) stockholders’ equity; (xxxiv) capital expenditures; (xxxv) debt levels; (xxxvi) operating profit or net operating profit; (xxxvii) workforce diversity; (xxxviii) growth of net income or operating income; (xxxix) billings; (xl) bookings; (xli) employee retention; (xlii) initiation of phases of clinical trials and/or studies by specific dates; (xliii) acquisition of new customers, including institutional accounts; (xliv) customer retention and/or repeat order rate; (xlv) number of institutional customer accounts; (xlvi) budget management; (xlvii) improvements in sample and test processing times; (xlviii) regulatory milestones; (xlix) progress of internal research or clinical programs; (l) progress of partnered programs; (li) partner satisfaction; (lii) milestones related to samples received and/or tests run; (liii) expansion of sales in additional geographies or markets; (liv) research progress, including the development of programs; (lv) submission to, or approval by, a regulatory body (including, but not limited to the U.S. Food and Drug Administration) of an applicable filing or a product; (lvi) timely completion of clinical trials; (lvii) milestones related to samples received and/or tests or panels run; (lviii) expansion of sales in additional geographies or markets; (lix) research progress, including the development of programs; (lx) patient samples processed and billed; (lxi) sample processing operating metrics (including, without limitation, failure rate maximums and reduction of repeat rates); (lxii) strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property); (lxiii) pre-clinical development related to compound goals; (lxiv) customer satisfaction; and (lxv) other measures of performance selected by the Board.

Performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. The Compensation Committee is authorized to make appropriate adjustments in the method of calculating the attainment of performance goals for a performance period as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects; (iii) to exclude the effects of changes to U.S. GAAP; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; (v) to exclude the effects of items that are unusual in nature or occur infrequently as determined under U.S. GAAP; (vi) to exclude the dilutive effects of acquisitions or joint ventures; (vii) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (viii) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (ix) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (x) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under U.S. GAAP; and (xi) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under U.S. GAAP.

In addition, the Compensation Committee retains the discretion to reduce or eliminate the compensation or economic benefit due upon the attainment of any performance goals and to define the manner of calculating the performance criteria it selects to use for a performance period.

Other Stock Awards

Other forms of stock awards valued in whole or in part by reference to, or otherwise based on, common stock may be granted either alone or in addition to other stock awards under the Amended 2016 Plan. The Plan Administrator will have sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of common stock to be granted and all other terms and conditions of such other stock awards.

Clawback Policy

Awards granted under the Amended 2016 Plan are subject to recoupment in accordance with the clawback policy adopted by the Company pursuant to the Nasdaq listing standards and as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and will be subject to any additional clawback policy the Company may be required to adopt pursuant to any other applicable law. In addition, the Plan Administrator may impose other clawback, recovery or recoupment provisions in an award agreement as the Plan Administrator determines necessary or appropriate, including a reacquisition right in respect of previously acquired shares of common stock or other cash or property upon the occurrence of cause.

Changes to Capital Structure

In the event of certain capitalization adjustments, the Plan Administrator will appropriately adjust: (i) the class(es) and maximum number of securities subject to the Amended 2016 Plan and by which the share reserve may increase automatically each year; (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of ISOs; (iii) the class and maximum number of shares that may be awarded to any non-employee director; and (iv) the class(es) and number of securities and price per share of stock subject to outstanding stock awards.

Corporate Transaction

In the event of a corporate transaction (as defined in the Amended 2016 Plan and described below), the Plan Administrator may take one or more of the following actions with respect to stock awards, contingent upon the closing or consummation of the corporate transaction, unless otherwise provided in the instrument evidencing the stock award, in any other written agreement between the Company or one of its affiliates and the participant or in the Company’s director compensation policy, or unless otherwise provided by the Plan Administrator at the time of grant of the stock award:

•

arrange for the surviving or acquiring corporation (or its parent company) to assume or continue the stock award or to substitute a similar stock award for the stock award (including an award to acquire the same consideration paid to the Company’s stockholders pursuant to the corporate transaction);

•

arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of common stock issued pursuant to the stock award to the surviving or acquiring corporation (or its parent company);

•

accelerate the vesting (and, if applicable, the exercisability) of the stock award to a date prior to the effective time of the corporate transaction as determined by the Plan Administrator (or, if the Plan Administrator does not determine such a date, to the date that is five days prior to the effective date of the corporate transaction), with the stock award terminating if not exercised (if applicable) at or prior to the effective time of the corporate transaction; provided, however, that the Plan Administrator may require participants to complete and deliver to the Company a notice of exercise before the effective date of a corporate transaction, which is contingent upon the effectiveness of the corporate transaction;

•	arrange for the lapse of any reacquisition or repurchase rights held by the Company with respect to the stock award;

•

cancel or arrange for the cancellation of the stock award, to the extent not vested or not exercised prior to the effective time of the corporate transaction, and pay such cash consideration (including no consideration) as the Plan Administrator may consider appropriate; and

•

cancel or arrange for the cancellation of the stock award, to the extent not vested or not exercised prior to the effective time of the corporate transaction, in exchange for a payment, in such form as may be determined by the Board equal to the excess, if any, of (i) the per share amount payable to holders of common stock in connection with the corporate transaction, over (ii) the per share exercise price under the applicable award. For clarity, this payment may be zero if the value of the property is equal to or less than the exercise price. In addition, any escrow, holdback, earnout or similar provisions in the definitive agreement for the corporate transaction may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of common stock.

The Plan Administrator is not required to take the same action with respect to all stock awards or portions of stock awards or with respect to all participants. The Plan Administrator may take different actions with respect to the vested and unvested portions of a stock award.

In the event of a corporate transaction, unless otherwise provided in the instrument evidencing a performance cash award or any other written agreement between the Company or one of its affiliates and the participant, or unless otherwise provided by the Plan Administrator, all performance cash awards will terminate prior to the effective time of the corporate transaction.

For purposes of the Amended 2016 Plan, a corporate transaction generally will be deemed to occur in the event of the consummation of: (i) a sale or other disposition of all or substantially all of the Company’s consolidated assets; (ii) a sale or other disposition of more than 50% of the Company’s outstanding securities; (iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or (iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of common stock outstanding immediately prior to the transaction are converted or exchanged into other property by virtue of the transaction.

Change in Control

A stock award may be subject to additional acceleration of vesting and exercisability upon or after a change in control (as defined in the Amended 2016 Plan and described below) as may be provided in the participant’s stock award agreement, in any other written agreement with the Company or one of its affiliates or in any director compensation policy, but in the absence of such provision, no such acceleration will occur.

For purposes of the Amended 2016 Plan, a change in control generally will be deemed to occur in the event: (i) a person, entity or group acquires, directly or indirectly, the Company’s securities representing more than 50% of the combined voting power of the Company’s then outstanding securities, other than by virtue of a merger, consolidation or similar transaction; (ii) there is consummated a merger, consolidation or similar transaction and, immediately after the consummation of such transaction, the Company’s stockholders immediately prior thereto do not own, directly or indirectly, more than 50% of the combined outstanding voting power of the surviving entity or the parent of the surviving entity in substantially the same proportions as their ownership of the Company’s outstanding voting securities immediately prior to such transaction; (iii) there is consummated a sale or other disposition of all or substantially all of the Company’s consolidated assets, other than a sale or other disposition to an entity in which more than 50% of the entity’s combined voting power is owned by the Company’s stockholders in substantially the same proportions as their ownership of the Company’s outstanding voting securities immediately prior to such sale or other disposition; or (iv) a majority of the Board becomes comprised of individuals whose nomination, appointment or election was not approved by a majority of the Board members or their approved successors.

Plan Amendments and Termination

The Plan Administrator will have the authority to amend or terminate the Amended 2016 Plan at any time. However, except as otherwise provided in the Amended 2016 Plan or an award agreement, no amendment or termination of the Amended 2016 Plan may materially impair a participant’s rights under his or her outstanding awards without the participant’s consent.

The Company will obtain stockholder approval of any amendment to the Amended 2016 Plan as required by applicable law and listing requirements. No incentive stock options may be granted under the Amended 2016 Plan after the tenth anniversary of the date the Amended 2016 Plan was adopted by the Board.

Certain U.S. Federal Income Tax Consequences

The following discussion of the federal income tax consequences of the Amended 2016 Plan is intended to be a summary of applicable federal law as currently in effect. It should not be taken as tax advice by participants, who are urged to consult their individual tax advisors.

Stock Options. ISOs and Non-NQSOs are treated differently for federal income tax purposes. ISOs are intended to comply with the requirements of Section 422 of the Internal Revenue Code (the “Code”). NQSOs do not comply with such requirements. An optionee is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon exercise of an ISO for at least two years following the option grant date and at least one year following exercise, the optionee’s gain, if any, upon a subsequent disposition of such shares is long term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the optionee’s basis in the shares (which generally equals the exercise price). If an optionee disposes of stock acquired pursuant to the exercise of an ISO before satisfying these holding periods, the optionee will recognize both ordinary income and capital gain in the year of disposition. The Company is not entitled to an income tax deduction on the grant or exercise of an ISO or on the optionee’s disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the optionee disposes of the shares in an amount equal to the ordinary income recognized by the optionee.

In order for an option to qualify for ISO tax treatment, the grant of the option must satisfy various other conditions more fully described in the Code. The Company does not guarantee that any option will qualify for ISO tax treatment even if the option is intended to qualify for such treatment. In the event an option intended to be an ISO fails to so qualify, it will be taxed as an NQSO as described below.

An optionee is not taxed on the grant of an NQSO. On exercise, the optionee recognizes ordinary income equal to the difference between the exercise price and the fair market value of the shares acquired on the date of exercise.

The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. The optionee’s gain (or loss) on a subsequent disposition of the shares is long term capital gain (or loss) if the shares are held for at least one year following exercise. The Company does not receive a deduction for this gain.

SARs. An optionee is not taxed on the grant of a SAR. On exercise, the optionee recognizes ordinary income equal to the cash or the fair market value of any shares received. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income.

Restricted Stock and Restricted Stock Units. Grantees of restricted stock or restricted stock units do not recognize income at the time of the grant. When the award vests or is paid, grantees generally recognize ordinary income in an amount equal to the fair market value of the stock or units at such time, and the Company will receive a corresponding deduction. However, no later than 30 days after a participant receives an award of restricted stock, the participant may elect to recognize taxable ordinary income in an amount equal to the fair market value of the shares at the time of receipt. Provided that the election is made in a timely manner, when the restrictions on the shares lapse, the participant will not recognize any additional income. If the participant forfeits the shares to the Company (e.g., upon the participant’s termination prior to vesting), the participant may not claim a deduction with respect to the income recognized as a result of the election. Dividends paid with respect to unvested shares of restricted stock generally will be taxable as ordinary income to the participant at the time the dividends are received.

Cash Awards. A participant will have taxable income at the time a cash award becomes payable, and, if the participant has timely elected deferral to a later date, such later date. At that time, the participant will recognize ordinary income equal to the value of the amount then payable.

Company Deduction and Section 162(m). In general, Section 162(m) of the Code limits a publicly traded company’s federal income tax deduction for compensation in excess of $1 million paid to its principal executive officer, principal financial officer and the next three highest-paid executive officers. As such, we expect that we will be unable to deduct all compensation in excess of $1 million paid to our principal executive officer, principal financial officer and the next three highest-paid executive officers.

Withholding Taxes. The Company will generally be required to withhold applicable taxes with respect to any ordinary income recognized by a participant in connection with awards made under the Amended 2016 Plan. Whether or not such withholding is required, the Company will make such information reports to the Internal Revenue Service as may be required with respect to any income (whether or not that of an employee) attributable to transactions involving awards.

Plan Benefits

The following table sets forth information regarding restricted stock units and stock options granted under the Existing 2016 Plan and includes awards subsequently forfeited, if any, as of March 31, 2024 (per SEC rules, the information below does not include inducement awards issued outside of the Existing 2016 Plan). As of March 28, 2024, the closing price of a share of the Company’s common stock on the Nasdaq Stock Market was $17.51.

Name	Restricted Stock Units	Stock Options
Stephen Mahoney President, Chief Executive Officer and Director	—	—
Scott D. Myers Former President, Chief Executive Officer and Director	—	—
Jonathan Violin, Ph.D. Former President, Chief Executive Officer and Director	—	1,080,175
Thomas Beetham Chief Operating Officer	—	—
Seth Harmon Senior Vice President of Finance and Accounting	—	270,000
All Current Executive Officers as a Group	—	640,000
All Non-Employee Directors as a Group	—	315,500
Each Nominee for Election as a Director	—	129,100
Each Associate of any such Directors, Executive Officers or Nominees	—	—
Each Other Person who Received or is to Receive 5% of such Options	—	641,500
All Employees (excluding all current Executive Officers) as a Group	889,198	7,167,629

New Plan Benefits

Grants of awards under the Amended 2016 Plan will be in the discretion of the Plan Administrator. Accordingly, it is not possible as of the date of this Proxy Statement to determine the nature or amount of any awards under the Amended 2016 Plan that may be subject to future grants to employees, consultants and non-employee directors of the Company and its affiliates. It is expected, however, that in accordance with the terms of the Company’s non-employee director compensation policy, each director that is re-elected at the Annual Meeting of Stockholders will be granted an option to purchase 21,000 shares of the Company’s common stock. As of March 28, 2024, the closing price of a share of the Company’s common stock on the Nasdaq Stock Market was $17.51.

SEC Registration

The Company intends to file a registration statement on Form S-8 to register the additional shares added to the Amended 2016 Plan in the second half of 2024.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information, to the extent known by us or ascertainable from public filings, regarding beneficial ownership of our common stock as of March 31, 2024 by:

•	each of our directors and director nominees;

•	each of our NEOs;

•	all of our current directors and executive officers as a group; and

•	each stockholder or group of stockholders known by us to be the beneficial owner of more than 5% of our outstanding common stock.

Beneficial ownership is determined in accordance with the rules of the SEC. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days after the date of this table. Due to certain conversion limitations on our preferred stock, certain shares of underlying common stock have been excluded from the beneficial ownership set forth below. To our knowledge and subject to applicable community property rules, and except as otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned.

The percentage ownership information shown in the column titled “Percentage Ownership” in the table below is based on 63,798,536 shares outstanding as of the date of this table (plus any shares that such person has the right to acquire within 60 days after the date of this table). Unless otherwise indicated, the address of each individual listed in this table is the Company’s address set forth on the first page of this Proxy Statement.

Name	Number of Shares Beneficially Owned	Percentage Ownership
5% or Greater Stockholders
Entities affiliated with Fairmount Funds Management LLC(1)	13,956,685	18.39%
Entities affiliated with FMR LLC(2)	7,625,542	11.95%
Entities affiliated with Venrock Healthcare Capital Partners(3)	5,555,568	8.31%
Entities affiliated with Deep Track Capital, LP(4)	5,378,997	8.05%
Entities affiliated with Paradigm BioCapital Advisors LP(5)	5,304,313	8.25%
Entities affiliated with Perceptive Advisors LLC(6)	4,022,066	6.30%
Entities affiliated with BlackRock, Inc.(7)	3,426,450	5.37%

Directors, Nominees and Named Executive Officers
Stephen Mahoney	—	—
Dr. Sarah Gheuens(8)	8,888	*
Peter Harwin(8)(9)	51,600	*
Tomas Kiselak(8)(9)	51,600	*
Arlene M. Morris(8)	54,800	*
Jennifer K. Moses(8)	36,111	*
Thomas Beetham	—	—
Seth Harmon(10)	78,500	*
Scott D. Myers	—	—
Dr. Jonathan Violin(11)	911,617	1.41%
All current directors and executive officers as a group (10 persons)(12)	411,716	*

*	Represents beneficial ownership of less than one percent.

(1)

Based solely upon a Schedule 13D/A filed on April 1, 2024. Consists of (i) 1,845,813 shares held by Fairmount Healthcare Fund II LP (“Fund II”), (ii) 8,879,844 shares issuable upon the conversion of 133,191 shares of Series A Preferred Stock and (iii) 3,231,028 shares issuable upon the conversion of 48,463 shares of Series B Preferred Stock. The conversion of Series A and Series B Preferred Stock into common stock is subject to a beneficial ownership limitation of 19.99% of the outstanding common stock. Fairmount Healthcare Fund II GP LLC (“Fairmount GP II”) serves as the general partner of Fund II and Fairmount serves as the investment manager of Fund II, and each holds shared voting and dispositive power with respect to the securities held by Fund II. Fund II disclaims beneficial ownership of the securities as it has divested itself of voting and investment power over the securities it holds. Fairmount disclaims beneficial ownership other than for purposes of Section 13(d) of the Exchange Act. The address of each of the entities listed above is 200 Barr Harbor Drive, Suite 400, West Conshohocken, Pennsylvania 19428.

(2)

Based solely upon a Schedule 13G filed on January 10, 2024 by FMR LLC (“FMR”) and Abigail P. Johnson. Consists of (i) 7,624,631 shares over which FMR holds sole voting power, (ii) 7,625,542 shares over which FMR holds sole dispositive power, (iii) no shares over which Ms. Johnson holds sole voting power and (iv) 7,625,542 shares over which Ms. Johnson holds sole dispositive power. Ms. Johnson is a director, the Chairman and Chief Executive Officer of FMR. Members of the Johnson family, including Ms. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. The business address of the person and entity listed above is 245 Summer Street, Boston, Massachusetts 02210.

(3)

Based solely upon a Schedule 13G/A filed on February 14, 2024. Consists of (i) 913,079 shares and an estimated 1,104,179 shares issuable upon the conversion of an estimated 16,562 shares of Series A and/or Series B Preferred Stock held by Venrock Healthcare Capital Partners III, L.P. (“VHCP-III”), (ii) 91,346 shares and an estimated 110,356 shares issuable upon the conversion of an estimated 1,655 shares of Series A and/or Series B Preferred Stock held by VHCP Co-Investment Holdings III, LLC (“VHCP-III Co-Invest”) and (iii) 1,525,883 shares and an estimated 1,810,725 shares issuable upon the conversion of an estimated 27,160 shares of Series A and/or Series B Preferred Stock held by Venrock Healthcare Capital Partners EG, L.P. (“VHCP-EG”). Excludes certain shares issuable upon the conversion of shares of Series A and/or Series B Preferred Stock, the conversion of which is subject to a beneficial ownership limitation of 9.99% of the outstanding common stock. VHCP Management III, LLC (“VHCPM-III”) is the general partner of VHCP-III and the manager of VHCP-III Co-Invest. VHCP Management EG, LLC (“VHCPM-EG”) is the general partner of VHCP-EG. Nimish Shah and Bong Koh are the voting members of VHCPM-III and VHCPM-EG. The persons and entities above share voting and dispositive power with respect to the securities. The address of each of the persons and entities listed above is 7 Bryant Park, 23rd Floor, New York, New York 10018.

(4)

Based solely upon a Schedule 13G/A filed on February 14, 2024. Consists of (i) an estimated 2,342,845 shares held by Deep Track Biotechnology Master Fund, Ltd. (“Deep Track Master Fund”) and (ii) an estimated 3,036,152 shares issuable upon the conversion of an estimated 45,540 shares of Series B Preferred Stock held by Deep Track Master Fund. Excludes certain shares issuable upon the conversion of shares of Series B Preferred Stock, the conversion of which is subject to a beneficial ownership limitation of 9.90% of the outstanding common stock. Deep Track Capital, LP (“Deep Track Capital”) serves as the investment advisor of Deep Track Master Fund and David Kroin is considered a control person of Deep Track Capital. Deep Track Master Fund, Deep Track Capital and Mr. Kroin hold shared voting and dispositive power over these securities. The address of Deep Track Capital and Mr. Kroin is 200 Greenwich Avenue, 3rd Floor, Greenwich, Connecticut 06830. The address of Deep Track Master Fund is c/o Walkers Corporate Ltd., 190 Elgin Avenue, George Town, KY1-9001, Cayman Islands.

(5)

Based solely upon a Schedule 13G/A filed on February 14, 2024. Consists of (i) an estimated 4,022,866 shares owned by Paradigm BioCapital International Fund Ltd. (the “Fund”), (ii) an estimated 771,622 shares owned by a separately managed account managed by Paradigm BioCapital Advisors LP (the “Adviser” and the “Account,” respectively) and (iii) an estimated 509,825 shares issuable upon the conversion of an estimated 7,647 shares of preferred stock. The Adviser is the investment manager of the Fund and the Account. Paradigm BioCaptial Advisors GP LLC (the “GP”) is the general partner of the advisor. Dr. Senai Asefaw is the managing member of the GP. The Adviser, the GP and Dr. Asefaw may be deemed to beneficially own the securities directly beneficially owned by the Fund and the Account. Each person and entity disclaims beneficial ownership with respect to any securities other than the securities directly beneficially owned by such person or entity. The address of each of the entities and Dr. Asefaw is 767 Third Avenue, 17th Floor, New York, New York 10017.
(6)

Based solely upon a Schedule 13G filed on January 29, 2024. Consists of 4,022,066 shares held by Perceptive Life Sciences Master Fund, Ltd. (the “Master Fund”). Perceptive Advisors LLC (“Perceptive Advisors”) serves as the investment manager to the Master Fund and may be deemed to beneficially own the shares held by the Master Fund. Joseph Edelman is the managing member of Perceptive Advisors and may be deemed to beneficially own the shares held by the Master Fund. The address of the person and each entity listed above is 51 Astor Place, 10th Floor, New York, New York 10003.

(7)

Based solely upon a Schedule 13G/A filed on January 29, 2024. Consists of 3,375,505 shares over which BlackRock, Inc. (“BlackRock”) holds sole voting power and 3,426,450 shares over which it holds sole dispositive power. The address of BlackRock is 50 Hudson Yards, New York, New York 10001.

(8)	Consists entirely of shares underlying options that are exercisable as of March 31, 2024 or will become exercisable within 60 days after such date.
(9)

Each of Messrs. Harwin and Kiselak holds such options for one or more investment vehicles managed by Fairmount (each, a “Fairmount Fund”). The options were granted to each of Messrs. Harwin and Kiselak in connection with their service as members of our Board. Pursuant to their arrangements with Fairmount, each of Messrs. Harwin and Kiselak is obligated to turn over to Fairmount any net cash or stock received from the options for the benefit of such Fairmount Fund. Each of Messrs. Harwin and Kiselak disclaims beneficial ownership of the options and underlying shares.

(10)	Consists of (i) 1,000 shares and (ii) 77,500 shares underlying options that are exercisable as of March 31, 2024 or will become exercisable within 60 days after such date.
(11)	Consists of (i) 3,341 shares and (ii) 908,276 shares underlying options that are exercisable as of March 31, 2024 or will become exercisable within 60 days after such date.
(12)	Consists of (i) 2,676 shares and (ii) 409,040 shares underlying options that are exercisable as of March 31, 2024 or will become exercisable within 60 days after such date.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors, officers and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. To our knowledge, based solely on our review of Forms 3, 4 and 5 filed with the SEC or written representations that no Form 5 was required, during the year ended December 31, 2023, we believe that all of our directors, officers and persons who beneficially own more than 10% of a registered class of our equity securities timely filed all reports required under Section 16(a) of the Exchange Act, except that, due to administrative error, one Form 4 to report an exercise of stock options was filed late with respect to Dr. Violin.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table contains information about our equity compensation plans as of December 31, 2023. As of such date, we had outstanding awards under four equity compensation plans: our 2008 Plan, our Existing 2016 Plan, our 2020 Plan and our 2016 Employee Stock Purchase Plan (“ESPP”). We also had outstanding stock option awards granted outside of our equity plans as inducement awards in accordance with Nasdaq Listing Rule 5635(c)(4) (the “Inducement Awards”).

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders(2)	7,794,745	(3)	$18.55	1,995,819	(4)
Equity compensation plans not approved by security holders	4,543,686	(3)	$21.42	—

Total	12,338,431		$19.68	1,995,819

(1)	The weighted-average exercise price does not take into account shares issuable upon vesting of outstanding restricted stock unit awards, if any, which have no exercise price.
(2)

The equity compensation plans approved by security holders are described in Note 11. “Share-Based Compensation” to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on February 27, 2024.

(3)	Represents outstanding options, restricted stock units or warrants to purchase shares of common stock.
(4)

Represents 1,289,073 shares of common stock available for issuance under our Existing 2016 Plan and 706,746 shares of common stock available for issuance under our ESPP, including 22,642 shares of common stock subject to purchase during the purchase periods in effect as of December 31, 2023. Our ESPP includes an “evergreen” feature, which provides that an additional number of shares will automatically be added to the shares reserved for issuance under such equity incentive plan on January 1 of each year, beginning on January 1, 2018 and ending on (and including) January 1, 2026. The number of shares added each calendar year will equal the lesser of: (i) 1% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, (ii) 24,518 shares of our common stock or (iii) a lesser number of shares determined by the Board.

Inducement Awards

In 2023, the Company granted stock options outside of its equity incentive plans to certain employees to induce them to accept employment with the Company. The terms and conditions of the Inducement Awards are substantially similar to those awards granted under the Company’s equity incentive plans.

EXECUTIVE COMPENSATION

Named Executive Officers

Our NEOs for the year ended December 31, 2023, which consist of each person who served as our principal executive officer for the year ended December 31, 2023, and our two other most highly compensated executive officers for the year, consisted of the following:

•	Stephen Mahoney, our President, Chief Executive Officer and Director

•	Jonathan Violin, Ph.D., our Former President, Chief Executive Officer and Director;

•	Scott Myers, our Former President, Chief Executive Officer and Director;

•	Thomas Beetham, our Chief Operating Officer; and

•	Seth Harmon, our Senior Vice President of Finance and Accounting.

Dr. Violin resigned from his position as our President, Chief Executive Officer and member of the Board on February 6, 2023. Mr. Myers ceased serving as our President and Chief Executive Officer and resigned as a member of the Board effective October 29, 2023. Our Board appointed Mr. Mahoney as Chief Executive Officer and President of the Company, effective October 30, 2023.

2023 Summary Compensation Table

The following table summarizes the compensation awarded to, earned by or paid to our NEOs for 2023 and 2022.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Stephen Mahoney
President, Chief Executive Officer and Director	2023	112,847	63,762	—	12,302,728	184	12,479,521
Jonathan Violin, Ph.D.	2023	59,209	—	—	1,587,151	564,712	2,211,072
Former President, Chief Executive Officer and Director	2022	601,200	288,576	—	3,754,644	2,320	4,646,740
Scott Myers
Former President, Chief Executive Officer and Director	2023	549,475	—	8,950,000	26,786,134	122,381	36,407,990
Thomas Beetham
Chief Operating Officer	2023	86,805	40,130	—	4,634,282	184	4,761,401
Seth Harmon
Senior Vice President of Finance and Accounting	2023	241,427	372,200	—	5,930,567	4,332	6,548,526

(1)

Amounts shown in these columns do not reflect dollar amounts actually received by our NEOs. Instead, in accordance with the SEC rules, these amounts reflect the aggregate grant date fair value of stock options to purchase common stock and awards of restricted stock units that were granted during the applicable fiscal year, as well as the aggregate incremental fair value of stock options modified during the applicable fiscal year, in each case computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718, “Stock Compensation” (“FASB ASC Topic 718”). Our methodology, including our underlying estimates and assumptions used in calculating these values, is set forth in Note 11, “Share-Based Compensation” in our audited consolidated financial statements included in our Annual

Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on February 27, 2024.
(2)

The dollar amounts shown in the “All Other Compensation” column reflect the Company’s matching contributions to our NEOs’ 401(k) accounts and life insurance premiums paid by the Company on behalf of our NEOs, as well as, in the case of Dr. Violin and Mr. Myers, the value of severance payments ($562,616 and $120,833, respectively).

Discussion of Compensation Practices

Our Board and Compensation Committee review compensation annually for all employees, including our executives. In setting base salaries and annual incentives and granting equity incentive awards, we consider compensation for comparable positions in the market, the historical compensation levels of our executives, internal equity, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders and a long-term commitment to the Company. We target a general competitive position, based on independent third-party benchmark analytics to inform the mix of compensation of base salary, annual incentives or long-term incentives.

With our compensation consultant, we use a comparative framework to identify specific peer companies and data sources to assess and develop our executive pay philosophy and compensation positioning. We use this to assess pay levels and mixture of aggregate executive compensation, including base salary, target total cash, and long-term incentives. Our compensation positioning is then considered and established on a percentile basis relative to our peer companies and relevant data sources, where actual compensation may be adjusted to lower or higher based on performance. We believe that this aligns our executives’ interests to that of our shareholders.

Annual Base Salary

Each NEO’s base salary is a fixed component of annual compensation for performing specific duties and functions and has been established by our Compensation Committee or Board of Directors, as applicable, taking into account each individual’s role, responsibilities, skills, and experience. Base salaries for our NEOs are reviewed annually by our Compensation Committee or Board of Directors, as applicable, typically in connection with our annual performance review process, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, internal equity, performance and experience.

Annual Cash Bonus

Our annual cash bonus program is intended to reward our NEOs for meeting objective or subjective performance goals for a fiscal year. From time to time, our Compensation Committee or Board of Directors, as applicable, may approve annual bonuses for our NEOs based on individual performance, company performance or as otherwise determined appropriate. Each of our NEOs was eligible to receive a target bonus with respect to 2023 as a percentage of base salary (which is set forth below under each NEO’s employment agreement description) based upon the achievement of corporate performance goals related to, among other things, progress made in development of our thyroid eye disease (“TED”) franchise, including the delivery of clinical data for both VRDN-001 and selection of VRDN-003 as the product candidate for our subcutaneous TED program, initiation of the FcRn franchise with selection of a product candidate to move into clinical development and the management of finances by extension of cash runway through fundraising activities. These metrics are important to shareholder value because they will allow us to pursue our mission to develop potential best-in-class medicines for patients with serious and rare diseases, while evolving the organization toward Phase 3 readouts and potential commercialization. The Board approved a corporate multiplier for the 2023 annual incentive of up to 110% based upon the achievement of the foregoing corporate goals.

Long-Term Equity Incentives

Our equity grant program is intended to align the interests of our NEOs with those of our stockholders and to retain and motivate them to make important contributions to our performance. For more detail, please refer to “Outstanding Equity Awards at 2023 Fiscal Year End.”

Named Executive Officer Employment Agreements

Mahoney Employment Agreement

Mr. Mahoney has served as our President and Chief Executive Officer since October 2023. In connection with Mr. Mahoney’s appointment as President and Chief Executive Officer effective October 30, 2023, Mr. Mahoney entered into an employment agreement with the Company. Pursuant to the terms of his employment agreement, Mr. Mahoney is entitled to an annual base salary and target bonus opportunity, currently set at $650,000 and 55% of his base salary, respectively, and is eligible to participate in, subject to applicable eligibility requirements, all of our benefits plans and fringe benefits and programs that may be provided to our senior executives from time to time. In connection with his commencement of employment, Mr. Mahoney was also awarded an option to purchase up to 1,259,400 shares of the Company’s common stock, with an exercise price of $13.02 per share (the “Mahoney Initial Equity Award”). The shares of common stock underlying the option vest and become exercisable as to 25% on October 30, 2024 and in equal monthly installments thereafter over the following three years, subject to Mr. Mahoney’s continued service to the Company.

Upon a termination of Mr. Mahoney’s employment by the Company without “cause” or by Mr. Mahoney for “good reason” (each, as defined in the agreement) Mr. Mahoney will, subject to the execution of a release in favor of the Company and his compliance with certain restrictive covenants, be entitled to receive: (i) continued payment of his annual base salary in effect immediately prior to the termination for a period of 18 months, payable over the Company’s regular payroll schedule, (ii) reimbursement of COBRA coverage for up to 18 months (or, if sooner, until he receives substantially similar coverage from another employer or ceases to be eligible for COBRA coverage) and (iii) the Mahoney Initial Equity Award will immediately vest the equivalent of 12 months. In the event of a “change of control” (as defined in the agreement), upon a termination of Mr. Mahoney’s employment by the Company without cause or by Mr. Mahoney for good reason during the one month period prior to, on or within the 12 months following the consummation of such change of control, subject to the execution of a release in favor of the Company and his compliance with certain restrictive covenants, Mr. Mahoney will be entitled to the benefits described in the foregoing sentence except that all time-based equity awards held by Mr. Mahoney will accelerate and become fully vested as of the date of termination.

Violin Employment Agreement

Dr. Violin served as our President and Chief Executive Officer from January 2021 to February 6, 2023, and he previously served as our President and Chief Operating Officer from October 2020 until January 2021. In connection with Dr. Violin’s appointment as Chief Executive Officer effective January 15, 2021, Dr. Violin entered into a new employment agreement with the Company and resigned from his role as Chief Operating Officer. Pursuant to the terms of his employment agreement, Dr. Violin was entitled to an annual base salary and target bonus opportunity, at the time of his termination, set at $567,000 and 60% of his base salary, respectively, and was eligible to participate in, subject to applicable eligibility requirements, all of our benefits plans and fringe benefits and programs provided to our senior executives from time to time.

On January 18, 2021, Dr. Violin was also awarded an option to purchase up to 800,075 shares of the Company’s common stock, with an exercise price of $23.03 per share eligible to vest and become exercisable on a ratable monthly basis over a four-year period from the date of grant.

Following the end of fiscal year 2022, Dr. Violin stepped down from his role as President and Chief Executive Officer of the Company and as a member of the Board, effective February 6, 2023. We entered into a General

Release and Separation and Consulting Agreement (the “Violin Separation Agreement”) with Dr. Violin on February 6, 2023. Pursuant to the terms of the Violin Separation Agreement, Dr. Violin became entitled to receive the following severance benefits, subject to his continued compliance with certain restrictive covenants: (i) continued payment of his then annual base salary for a period of 18 months following the Separation Date, payable over the Company’s regular payroll schedule, (ii) a one-time payment equal to his earned annual bonus for fiscal year 2022 to the extent accrued and unpaid as of the date of the Violin Separation Agreement, (iii) a one-time payment equal to a pro-rated bonus for 2023 ($36,566), (iv) 12 months of accelerated vesting of all unvested and outstanding stock options previously awarded to Dr. Violin, and (v) payment of Dr. Violin’s COBRA premiums for up to 18 months (or, if sooner, until he receives substantially similar coverage from another employer or ceases to be eligible for COBRA coverage).

In exchange for providing consulting services for 12 months pursuant to the terms of the Violin Separation Agreement, Dr. Violin received an additional 12 months of vesting of all unvested and outstanding stock options previously awarded. Such options continued to vest in accordance with their existing monthly vesting schedules, subject to Dr. Violin’s continued service through the applicable vesting dates. Unvested options that do not otherwise vest will fully vest upon a change in control in the event such a transaction occurs on or prior to the 15-month anniversary of February 6, 2023. In addition, the respective terms of Dr. Violin’s stock options were subject to an election that, if made by the requisite date, extended the applicable option’s expiration date to the earlier of the applicable option’s original expiration date or 10 years from the date of grant. The changes to Dr. Violin’s stock options resulted in incremental accounting expense, the value of which appears in the “Option Awards” column of the Summary Compensation Table above.

Myers Employment Agreement

Mr. Myers served as our President and Chief Executive Officer from February 2023 to October 2023. In connection with Mr. Myers’ appointment as President and Chief Executive Officer effective February 6, 2023, Mr. Myers entered into an employment agreement with the Company. Pursuant to the terms of his employment agreement, Mr. Myers was entitled to an annual base salary and target bonus opportunity, at the time of his termination, set at $725,000 and 60% of his base salary, respectively, and was eligible to participate in, subject to applicable eligibility requirements, all of our benefits plans and fringe benefits and programs that may be provided to our senior executives from time to time. In connection with his commencement of employment, Mr. Myers was also awarded an option to purchase up to 1,000,000 shares of the Company’s common stock, with an exercise price of $35.80 per share and an award of 250,000 restricted stock units (collectively, the “Myers Initial Equity Award”). The shares of common stock underlying the option and the restricted stock units were to vest and, in the case of the option, were to become exercisable as to 25% on February 6, 2024 and in equal monthly installments thereafter over the following three years, subject to Mr. Myers’ continued service to the Company.

Effective October 29, 2023, Mr. Myers ceased serving as President and Chief Executive Officer of the Company and resigned as a member of the Board. We entered into a separation and release agreement with Mr. Myers, effective as of October 29, 2023, pursuant to which he became entitled to receive the following severance benefits, consistent with an involuntary termination of his employment without “cause” under the terms of his employment agreement, subject to his continued compliance with certain restrictive covenants: (i) continued payment of his annual base salary in effect immediately prior to the termination for a period of 18 months, payable over the Company’s regular payroll schedule, (ii) a pro-rated bonus at the greater of actual or target level of performance, (iii) reimbursement of COBRA coverage for up to 18 months (or, if sooner, until he receives substantially similar coverage from another employer or ceases to be eligible for COBRA coverage), and (iv) immediate vesting of the Myers Initial Equity Award the equivalent of 18 months.

Beetham Employment Agreement

Thomas Beetham has served as our Chief Operating Officer since October 2023. In connection with his appointment as Chief Operating Officer, Mr. Beetham entered into an employment agreement with the Company.

Pursuant to the terms of his employment agreement, Mr. Beetham is entitled to an annual base salary and target bonus opportunity, currently set at $500,000 and 45% of his base salary, respectively, and is eligible to participate in, subject to applicable eligibility requirements, all of our benefits plans and fringe benefits and programs that may be provided to our senior executives from time to time. In connection with his commencement of employment, Mr. Beetham was also awarded an option to purchase up to 474,400 shares of the Company’s common stock, with an exercise price of $13.02 per share (the “Beetham Initial Equity Award”). The shares of common stock underlying the option vest and become exercisable as to 25% on October 30, 2024 and in equal monthly installments thereafter over the following three years, subject to Mr. Beetham’s continued service to the Company.

Upon a termination of Mr. Beetham’s employment by the Company without “cause” or by Mr. Beetham for “good reason” (each, as defined in the agreement) Mr. Beetham will, subject to the execution of a release in favor of the Company and his compliance with certain restrictive covenants, be entitled to receive: (i) continued payment of his annual base salary in effect immediately prior to the termination for a period of 12 months, payable over the Company’s regular payroll schedule, (ii) reimbursement of COBRA coverage for up to 12 months (or, if sooner, until he receives substantially similar coverage from another employer or ceases to be eligible for COBRA coverage) and (iii) the Beetham Initial Equity Award will immediately vest the equivalent of 12 months. In the event of a “change of control” (as defined in the agreement), upon a termination of Mr. Beetham’s employment by the Company without cause or by Mr. Beetham for good reason during the one month period prior to, on or within the 12 months following the consummation of a change of control, subject to the execution of a release in favor of the Company and his compliance with certain restrictive covenants, Mr. Beetham will be entitled to the benefits described in the foregoing sentence except that all time-based equity awards held by Mr. Beetham will accelerate and become fully vested as of the date of termination.

Harmon Employment Agreement

Mr. Harmon has served as our Senior Vice President of Finance since May 2023 and our Principal Financial and Accounting Officer since September 2023. In connection with employment by the Company, Mr. Harmon entered into an employment agreement with the Company, effective April 24, 2023, that was amended on September 28, 2023.

Pursuant to the terms of his employment agreement, as amended, Mr. Harmon is entitled to an annual base salary and target bonus opportunity, currently set at $410,000 and 40% of his base salary, respectively, and is eligible to participate in, subject to applicable eligibility requirements, all of our benefits plans and fringe benefits and programs that may be provided to our senior executives from time to time. In connection with his commencement of employment, in 2023, Mr. Harmon received a sign-on bonus equal to $200,000, provided that Mr. Harmon will be required to repay such bonus if he terminates his employment for any reason within two years of the applicable payment dates. Also in connection with his commencement of employment, Mr. Harmon was awarded an option to purchase up to 175,000 shares of the Company’s common stock, with an exercise price of $24.50 per share (the “Harmon Initial Equity Award”). The shares of common stock underlying the option vest and become exercisable as to 25% on June 1, 2024 and in equal monthly installments thereafter over the following three years, subject to Mr. Harmon’s continued service to the Company. On November 10, 2023, Mr. Harmon was granted an additional option to purchase 270,000 shares of the Company’s common stock, with an exercise price of $13.76 per share. The shares of common stock underlying the option vest in equal monthly installments through November 10, 2027, subject to Mr. Harmon’s continued service to the Company.

Upon a termination of Mr. Harmon’s employment by the Company without “cause” or by Mr. Harmon for “good reason” (each, as defined in the agreement) Mr. Harmon will, subject to the execution of a release in favor of the Company and his compliance with certain restrictive covenants, be entitled to receive: (i) continued payment of his annual base salary in effect immediately prior to the termination for a period of 12 months, payable over the Company’s regular payroll schedule, (ii) the Harmon Initial Equity Award will immediately vest the equivalent of 12 months, (iii) reimbursement of COBRA coverage for up to 12 months (or, if sooner, until he receives substantially similar coverage from another employer or ceases to be eligible for COBRA coverage) and (iv) a portion of his target bonus pro-rated to the portion of the calendar year worked at the time of termination. In the event of a “change of control” (as defined in the agreement), upon a termination of Mr. Harmon’s employment by the Company without cause or by Mr. Harmon for good reason during the one month period prior to, on or within the 12 months following the consummation of a change of control, subject to the execution of a release in favor of the Company and his compliance with certain restrictive covenants, Mr. Harmon will be entitled to the benefits described in the foregoing sentence except that all time-based equity awards held by Mr. Harmon will accelerate and become fully vested as of the date of termination.

Outstanding Equity Awards at 2023 Fiscal-Year End Table

The following table sets forth information regarding outstanding equity awards as of December 31, 2023, for each of our NEOs.

	Option Awards(1)
Name	Grant Date	Vesting Commencement Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date
Stephen Mahoney	10/30/2023	10/30/2023	(2)	—	1,259,400	$13.02	10/29/2033
Jonathan Violin, Ph.D.	9/24/2020	9/16/2020	(2)	40,170	8,031	$0.15	9/23/2030
	1/18/2021	1/18/2021	(3)	756,736	33,339	$23.03	1/17/2031
	2/2/2022	2/2/2022	(3)	58,334	11,666	$18.51	2/1/2032	(4)
Scott Myers	2/6/2023	2/6/2023	(2)	541,666	—	$35.80	2/5/2033	(5)
Thomas Beetham	10/30/2023	10/30/2023	(2)	—	474,400	$13.02	10/29/2033
Seth Harmon	6/1/2023	5/22/2023	(2)	—	175,000	$24.50	5/31/2033
	11/10/2023	11/10/2023	(3)	5,625	264,375	$13.76	11/9/2033

(1)	The unvested shares subject to these option awards may be subject to accelerated vesting upon a qualifying termination of employment, see “Named Executive Officer Employment Agreements.”
(2)

The option vests as to 25% of the shares subject to the option on the first anniversary of the vesting commencement date and then in monthly installments thereafter over the following three years, subject to continuous service through each applicable vesting date.

(3)	The option vests in equal monthly installments over the four-year period following the vesting commencement date, subject to continuous service through each applicable vesting date.
(4)	Dr. Violin’s continuous service to the Company pursuant to Violin Separation Agreement ended effective as of February 6, 2024, and accordingly these options are set to expire on May 6, 2024.
(5)	These options expired on January 29, 2024 in accordance with their terms following Mr. Myers’ termination of employment.

Payments Due Upon Termination of Employment or a Change in Control

We entered into employment agreements with our NEOs pursuant to which we agreed to make certain payments to our executive officers upon termination of their employment or a change of control of the Company.

In connection with Dr. Violin stepping down from his role as President and Chief Executive Officer of the Company, we entered into a separation and release agreement with Dr. Violin. In connection with Mr. Myers ceasing to serve as President and Chief Executive Officer of the Company, we also entered also into a separation and release agreement with Mr. Myers.

The obligations in the employment agreements are discussed above under the heading “Named Executive Officer Employment Agreements.”

Other Elements of Compensation

Perquisites, Health, Welfare and Retirement Benefits

Our NEOs were eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life, and disability insurance, in each case on the same basis as our other employees. We do not provide perquisites or personal benefits to our NEOs with the exception of remote work stipends that are provided to all employees on a non-discriminatory basis. We do, however, pay the premiums for term life insurance for all of our employees, including our NEOs. We provide a 401(k) plan to our employees, including our current NEOs, as discussed in the section below entitled “401(k) Plan.”

401(k) Plan

We maintain a defined contribution employee retirement plan for our employees, including our NEOs. Our 401(k) plan is intended to qualify as a tax-qualified plan under Section 401 of the Code so that contributions to our 401(k) plan, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan. Our 401(k) plan provides that each participant may contribute a portion of his or her pre-tax compensation, up to a statutory limit, which was $20,500 and $22,500 for 2022 and 2023, respectively. Participants who are at least 50 years old can also make “catch-up” contributions, which for 2023 can be up to an additional $7,500. Under our 401(k) plan, each employee is fully vested in his or her deferred salary contributions. Employee contributions are held and invested by the plan’s trustee, subject to participants’ ability to give investment directions by following specified procedures. In 2023, we provided matching contributions of up to 100% of the first 4% of each employee’s eligible contributions to the 401(k) plan.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company.

Year	Summary Compensation Table Total for Lee Rauch (1)	Compensation Actually Paid to Ms. Rauch (2)	Summary Compensation Table Total for Dr. Violin (1)	Compensation Actually Paid to Dr. Violin (2)	Summary Compensation Table Total for Mr. Myers (1)	Compensation Actually Paid to Mr. Myers (2)	Summary Compensation Table Total for Mr. Mahoney (1)	Compensation Actually Paid to Mr. Mahoney (2)	Average Summary Compensation Table Total for Non-PEO NEOs (3)	Average Compensation Actually Paid to Non-PEO NEOs (4)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return (“TSR”) (5)	Net Income (6)
2023	—	—	$2,211,072	$(744,985)	$36,407,990	$6,248,440	$12,479,521	$22,376,680	$5,654,964	$8,294,872	$74.56	$(237.7)
2022	—	—	$4,646,740	$7,621,417	—	—	—	—	$2,067,217	$3,970,915	$147.75	$(129.90)
2021	$1,779,054	$1,961,634	$17,408,538	$14,862,020	—	—	—	—	$7,938,024	$7,613,295	$120.18	$(79.40)

(1)

The dollar amounts reported are the amounts of total compensation reported for (i) Ms. Rauch in the Summary Compensation Table for 2021 (the last covered year during which she served as our principal executive officer), (ii) Dr. Violin in the Summary Compensation Table for 2021, 2022 and 2023 (covered years during which he served as our principal executive officer), (iii) Mr. Myers in the Summary Compensation Table for 2023 (the covered year during which he served as our principal executive officer) and (iv) Mr. Mahoney in the Summary Compensation Table for 2023 (the covered year during which he served as our principal executive officer).

(2)

The dollar amounts reported represent the amount of “compensation actually paid,” as computed in accordance with SEC rules. The dollar amounts do not reflect the actual amount of compensation earned by or paid during the applicable year. In accordance with SEC rules, these amounts reflect “Total” as set forth in the Summary Compensation Table for each year, adjusted as shown below. Equity values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

Compensation Actually Paid to PEO	2023 (Dr. Violin)	2023 (Mr. Myers)	2023 (Mr. Mahoney)
Summary Compensation Table Total	2,211,072	36,407,990	12,479,521
Less, value of “Option Awards” reported in Summary Compensation Table	(1,587,151)	(26,786,134)	(12,302,728)
Less, value of “Stock Awards” reported in Summary Compensation Table	—	(8,950,000)	—
Plus, year-end fair value of outstanding and unvested equity awards granted in the year	—	—	22,199,887
Plus, fair value as of vesting date of equity awards granted and vested in the year	—	5,576,584	—
Plus (less), year over year change in fair value of outstanding and unvested equity awards granted in prior years	(349,488)	—	—
Plus (less), change in fair value from prior year end to the vesting date of equity awards granted in prior years that vested in the year	607,092	—	—
Less, prior year-end fair value for any equity awards forfeited in the year	(1,626,510)	—	—
Compensation Actually Paid to PEO	(744,985)	6,248,440	22,376,680

(3)

The dollar amounts reported represent the average of the amounts reported for our NEOs as a group (excluding our Chief Executive Officers) in the “Total” column of the “Summary Compensation Table” in each applicable year. The names of each of the NEOs (excluding our Chief Executive Officers) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2023, Mr. Beetham and Mr. Harmon; (ii) for 2022, Mr. Humer and Dr. Katz; and (iii) for 2021, Mr. Humer and Dr. Katz.

(4)

The dollar amounts reported represent the average amount of “compensation actually paid” to the NEOs as a group (excluding our Chief Executive Officers), as computed in accordance with SEC rules. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding our Chief Executive Officer) during the applicable year. In accordance with the SEC rules, these amounts reflect “Total” as set forth in the Summary Compensation Table for each year, adjusted as shown below. Equity values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of the grant.

Average Compensation Actually Paid to Non-PEO NEOs	2023
Average Summary Compensation Table Total	$5,654,964
Less, average value of “Option Awards” reported in Summary Compensation Table	(5,282,425)
Plus, average year-end fair value of outstanding and unvested equity awards granted in the year	7,882,482
Plus, average fair value as of vesting date of equity awards granted and vested in the year	39,851
Plus (less), average year over year change in fair value of outstanding and unvested equity awards granted in prior years	—
Plus (less), average change in fair value from prior year end to the vesting date of equity awards granted in prior years that vested in the year	—
Less, prior year-end fair value for any equity awards forfeited in the year	—
Average Compensation Actually Paid to Non-PEO NEOs	$8,294,872

(5)

Cumulative total shareholder return is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s stock price at the end and the beginning of the measurement period by the Company’s stock price at the beginning of the measurement period. The beginning of the measurement period for each year in the table is December 31, 2020.

(6)	The dollar amounts reported represent the amount of net income, in millions, reflected in the Company’s audited financial statements for the applicable year.

Analysis of the Information Presented in the Pay Versus Performance Table

The Company’s executive compensation program reflects a variable pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay Versus Performance Table. In accordance with SEC rules, the Company is providing the following descriptions of the relationships between information presented in the Pay Versus Performance Table.

Compensation Actually Paid and Cumulative TSR

*Compensation actually paid in thousands

Compensation Actually Paid and Net Income (Loss)

*Compensation actually paid and net income (loss) in thousands

Clawback Policy

In October 2023, our Board adopted an incentive compensation clawback policy. Our policy sets forth the circumstances and procedures under which we must recover certain erroneously awarded compensation paid to covered executives. The policy provides that if we are required to prepare an accounting restatement of our financial statements due to our material non-compliance with any financial reporting requirement under the securities laws (including any such correction that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period), we will recover on a reasonably prompt basis the amount of any incentive-based compensation received by a covered executive during the recovery period that exceeds the amount that otherwise would have been received had it been determined based on the restated financial statements.

For purposes of this policy, incentive-based compensation means any compensation granted, earned or vested based in whole or in part on the Company’s attainment of a financial reporting measure that was received by a person (i) on or after October 2, 2023 and after the person began service as a covered executive and (ii) who served as a covered executive at any time during the performance period for the incentive-based compensation.

Stockholder Engagement and Response

At our 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”), our stockholders approved, on an advisory basis, the compensation of our NEOs as disclosed in our 2023 proxy statement. The proposal was supported by approximately 65% of the total votes cast, which represented a significant decline from our prior advisory vote support (84.7% in 2022 and 99% in 2021). As a result, we reached out to our stockholders in 2024 to understand the drivers behind the change in the level of support.

Engagement Efforts

Following an assessment of our stockholder base, we reached out to our top thirty largest stockholders representing approximately 92% of our outstanding common stock. We asked for feedback on any of the ballot items from our 2023 Annual Meeting and for any other feedback on our current corporate governance or compensation program. In particular, we sought to understand the reasons for their individual support levels for the proposals made at our 2023 Annual Meeting, including our 2023 say on pay proposal, equity plan increase proposal and director election proposals. We also reviewed the vote recommendations and the analysis from Institutional Shareholder Services.

What We Heard

Members of our Legal and Investor Relations departments met with four of the thirty stockholders contacted, representing approximately 16% of our outstanding common stock. In these meetings, we asked for feedback on matters related to the proposals included in our 2023 proxy statement, including executive compensation and corporate governance, and also on any other matters important to the stockholder. We received feedback in the following areas: (i) executive compensation, including the nature and extent of our disclosure around our executive compensation practices, (ii) corporate governance, including Board composition with respect to racial and ethnic diversity, Board structure, and director overboarding and (iii) equity compensation, including our annual equity plan proposal, dilution, burn rate, and policies related thereto.

In addition, four of the stockholders we reached out to, representing approximately 13% of our outstanding common stock, responded to the outreach, stating that no further engagement was necessary. The remainder of the stockholders we reached out to, approximately 70%, did not respond or did not provide feedback with respect to our outreach request.

Our Response

In light of the feedback received over the course of our stockholder engagement, this Proxy Statement includes additional disclosure regarding our compensation practices, our overboarding policy and our incentive compensation clawback policy. Specifically, with regard to our compensation practices, we added disclosure regarding our compensation methodology and the metrics used in determining compensation, including annual base salary and annual bonuses, and how such methodology and metrics align the interests of our executives with our stockholders. In addition, as noted in this Proxy Statement, our Nominating Committee and Board are each committed to considering a potential director candidate’s ability to contribute to the diversity of personal backgrounds on the Board, including with respect to gender, race, ethnic and national background, geography, age and sexual orientation.

Non-Employee Director Compensation

Annual Compensation

The Company’s non-employee director cash and equity compensation policy specifies that during the 12-month period following the date of each annual meeting, each non-employee director is paid an annual cash retainer of $40,000 for his or her service on our Board, provided that the non-employee chairperson of the Board is paid an additional annual cash retainer of $30,000.

In addition to the annual retainer described above, each non-employee director who serves as a chair or member of our Audit Committee, Compensation Committee, Nominating Committee and Science Committee is paid an annual fee during the 12-month period following the date of each annual meeting of the Company’s stockholders. For 2023, the fees were as follows:

	Member Annual Fee(1)	Chairperson Annual Fee
Audit Committee	$10,000	$20,000
Compensation Committee	6,000	12,000
Nominating Committee	5,000	10,000
Science Committee	6,000	12,000

(1)

Annual fee paid to each non-employee director (other than the chairperson) who serves as a member of the corresponding committee of the Board. These annual fees increased to $10,000, $7,500, $5,000 and $7,500 for service on the Audit Committee, Compensation Committee, Nominating Committee and Science Committee, respectively. These increases were approved by the Board on February 5, 2024 after consideration of market data provided by Radford.

Each non-employee director and committee member has the right to elect to receive all or a portion of the annual compensation described above in the form of either cash, quarterly restricted common stock based on the closing price of our common stock on The Nasdaq Stock Market on the date of grant or stock options to purchase common stock based on the Black-Scholes option-pricing model as of the date of grant. Any such election will be made before the start of the fiscal year or within 30 days of first becoming eligible to receive compensation under this policy and with any such stock options or restricted common stock elected by the directors to vest on a quarterly basis in arrears, with stock options to expire ten years from the date of grant.

Equity Awards Granted Upon Annual Re-Election to the Board

In addition to the compensation described above, each non-employee member of our Board receives an option grant to purchase shares of our common stock (subject to adjustment for stock splits and similar matters) after each Annual Meeting of Stockholders, with an exercise price equal to the fair market value of a share of our common stock on such date. Each equity grant will vest in full on the earlier of the one-year anniversary of the date of grant or our next annual meeting, subject to the non-employee director’s continued service through each applicable vesting date. This annual grant was for 20,000 option shares for 2023 and was increased to 21,000 option shares by the Board on February 5, 2024 after consideration of market data provided by Radford.

Equity Awards Granted Upon Appointment to the Board

Each new non-employee director elected or appointed to our Board in 2023 was eligible to receive an initial equity grant of options to purchase 40,000 shares of our common stock (subject to adjustment for stock splits and similar matters) upon appointment or election with an exercise price equal to the fair market value of a share of our common stock on such date. Each such option grant is eligible to vest in 36 equal monthly installments, subject to the non-employee director’s continued service through each applicable vesting date. Dr. Sarah Gheuens was appointed to serve on our Board effective September 21, 2023, and she received an initial equity grant as a new non-employee director. This grant for new non-employee directors was increased to 42,000 option shares by the Board on February 5, 2024 after consideration of market data provided by Radford.

Fiscal Year 2023 Non-Employee Director Compensation Table

The following table shows the compensation earned in 2023 by the non-employee directors who served on the Board during such year. Dr. Violin, Mr. Myers and Mr. Mahoney did not receive any additional compensation for their 2023 Board service. For additional information on the 2023 compensation of Dr. Violin, Mr. Myers and Mr. Mahoney, see the “Executive Compensation” section above.

Name	Fees Earned or Paid in Cash ($)	Option Awards(1) ($)	Total ($)
Dr. Sarah Gheuens	15,333	467,192	482,525
Peter Harwin(2)	61,000	410,830	471,830
Tomas Kiselak(2)	93,000	410,830	503,830
Arlene M. Morris	67,000	410,830	477,830
Jennifer K. Moses	57,000	410,830	467,830

(1)

The values set forth in this column do not reflect dollar amounts actually received by our non-employee directors and instead, in accordance with the SEC rules, are based on the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718. Our methodology, including our underlying estimates and assumptions used in calculating these values, is set forth in Note 11, “Share-Based Compensation” in our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on February 27, 2024. As of December 31, 2023, each of our then-serving non-employee directors held the following number of options to purchase shares of our common stock: Dr. Gheuens, 40,000 options, Mr. Harwin, 71,600 options, Mr. Kiselak, 71,600 options, Ms. Morris, 74,800 options, and Ms. Moses, 57,500 options.

(2)

All or a portion of such director’s fees is remitted directly to Fairmount and such director is obligated to turn over to Fairmount any net cash or stock received from the options pursuant to their arrangement with Fairmount. The director disclaims beneficial ownership of the options and underlying shares.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related-Person Transactions Policy and Procedures

We have adopted a written related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds or is expected to $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our Audit Committee, or, if Audit Committee approval would be inappropriate, to another independent body of our Board, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our Code of Business Conduct and Ethics, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, our Audit Committee, or other independent body of our Board, will take into account the relevant available facts and circumstances including, but not limited to:

•	the risks, costs and benefits to us;

•	the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our Audit Committee, or other independent body of our Board, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our Audit Committee, or other independent body of our Board, determines in the good faith exercise of its discretion.

Certain Related-Person Transactions

The following is a summary of each transaction or series of similar transactions since January 1, 2022 or any currently proposed transaction, to which we were or are a party in which:

•	the amount involved exceeds $120,000; and

•

any related person (including our directors, executive officers, beneficial owners of more than 5% of our capital stock (sometimes referred to as 5% stockholders below) and any affiliates or members of their immediate family) had or will have a direct or indirect material interest.

Paragon Agreements

In January 2022, we and Paragon Therapeutics, Inc. (“Paragon”) entered into an antibody and discovery option agreement (the “Paragon Agreement”) under which we and Paragon will cooperate to develop one or more proteins or antibodies. Additionally, Paragon agreed to grant us an option for an exclusive license to all of Paragon’s right, title and interest in and to certain technology, and a non-exclusive license to certain background intellectual property owned by Paragon solely to research, develop, make, use, sell, offer for sale and import of the licensed intellectual property and resulting products worldwide (each, an “Option” and together, the “Options”). This structure provides the right to exercise the Option with respect to specified programs (“Programs”) under specific terms. In consideration for Paragon’s grant of the Options to us, we paid to Paragon a one-time fee of $2.5 million. In December 2022, we and Paragon entered into a first amendment to the Paragon Agreement, under which we obtained an additional limited license for the purpose of conducting certain activities. In consideration for the rights and licenses obtained under the first amendment, we paid Paragon a non-refundable fee of $2.3 million (the “First Amendment Payment”). The upfront fee and the First Amendment Payment are separate from any development costs or cost advance paid or owing with respect to the specified program.

In October 2023, we entered into a License Agreement with Paragon (the “Paragon License Agreement”) as a result of exercising our Option under the Paragon Agreement to obtain exclusive licenses to develop, manufacture and commercialize certain antibodies, proteins and associated products. In connection with the execution of the Paragon License Agreement, we made an initial payment of $5.3 million. In consideration for rights granted by Paragon, we are obligated to make certain future development milestone payments of up to $16.0 million on a program-by-program basis upon the achievement of specified clinical and regulatory milestones. Additionally, if we successfully commercialize any product candidate subject to the Paragon License Agreement, we are responsible for royalty payments equal to a percentage in the mid-single digits of net sales.

Our agreements with Paragon were negotiated on an arm’s-length basis and are market rate transactions on terms that we believe are no less favorable than would have been reached with an unrelated third party.

We continue to review the terms of the Paragon Agreement.

Zenas BioPharma Agreements

In October 2020, Viridian Therapeutics, Inc. (a private company prior to its acquisition by us on October 27, 2020 pursuant to an agreement and plan of merger, “Private Viridian”) entered a license agreement with Zenas BioPharma (Cayman) Limited (“Zenas BioPharma”) to license technology comprising certain materials, patent rights, and know-how to Zenas BioPharma. On October 27, 2020, in connection with the closing of the Private Viridian acquisition, we became party to the license agreement with Zenas BioPharma. Since February 2021, we have entered into several letter agreements with Zenas BioPharma pursuant to which we agreed to provide assistance to Zenas BioPharma with certain development activities. In May 2022, we entered into a supply agreement with Zenas BioPharma for clinical drug product for developmental purposes. The license agreement and subsequent letter agreements and supply agreement (collectively, the “Zenas Agreements”) granted Zenas BioPharma a license to develop, manufacture, and commercialize certain IGF-1R directed antibody products for non-oncology indications in the greater area of China.

In January 2024, we entered into a letter agreement with Zenas BioPharma (the “Zenas Letter Agreement”) pursuant to which Zenas BioPharma agreed to support our THRIVE-2 and STRIVE trials by initiating and managing the studies in China. Under this Zenas Letter Agreement, the Company agreed to reimburse costs incurred by Zenas BioPharma, including a full-time equivalent rate for services rendered. In connection with the execution of the Zenas Letter Agreement, the Company made an initial payment of $1.5 million.

The Zenas BioPharma Agreements may be considered related party transactions because Fairmount beneficially owns more than 5% of our capital stock, has two seats on our Board and is also a 5% or greater stockholder of

Zenas BioPharma and has a seat on Zenas BioPharma’s board of directors. The Zenas BioPharma Agreements were negotiated on an arm’s-length basis and are market rate transactions on terms that the Company believes are no less favorable than would have been reached with an unrelated third party.

2023 Private Placement

On October 30, 2023, we entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) for a private placement (the “Private Placement”) with certain institutional and accredited investors (collectively, the “Purchasers”). Pursuant to the Securities Purchase Agreement, the Purchasers purchased (i) an aggregate of 8,869,797 shares of common stock at a price per share of $12.38 and (ii), and 92,312 shares of our Series B Preferred Stock at a price per share of $825.3746 (the “2023 Private Placement”). Our aggregate gross proceeds from the 2023 Private Placement were approximately $186.0 million, before deducting offering expenses payable by us. Six of the Purchasers were, or became upon completion of the 2023 Private Placement, beneficial holders of more than 5% of our common stock. The table below sets forth the number of shares of common stock and/or Series B Preferred Stock purchased by such holders at the closing of the 2023 Private Placement:

Purchaser Name and Address	Number of Shares of Common Stock Purchased	Number of Shares of Series B Preferred Stock Purchased	Aggregate Purchase Price
Entities affiliated with Fairmount Funds Management LLC	—	48,463	$40,000,129.24
Entities affiliated with FMR LLC	3,897,607	—	$48,252,374.66
Entities affiliated with Venrock Healthcare Capital Partners	800,001	12,232	$19,999,994.48
Entities affiliated with Deep Track Capital, LP	—	22,414	$18,499,946.28
Entities affiliated with Paradigm BioCapital Advisors	800,006	9,203	$17,499,996.73
Entities affiliated with Perceptive Advisors LLC	605,816	—	$7,500,002.08

In connection with the foregoing, on October 30, 2023, we entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchasers, pursuant to which we granted the Purchasers certain registration rights with respect to the resale of shares of common stock and shares of common stock issuable upon the conversion of the Series B Preferred Stock. We filed the related Registration Statement on Form S-3ASR with the SEC on November 30, 2023. In addition, we agreed to, among other things, indemnify the Purchasers and each of their respective officers, directors, agents, partners, members, managers, stockholders, affiliates, investment advisors and employees under the registration statement from certain liabilities and pay all fees and expenses (excluding any underwriting discounts and selling commissions and all legal fees and expenses of legal counsel for any selling holder) incident to our obligations under the Registration Rights Agreement.

Cogent Biosciences, Inc. Sublease

In April 2021, we entered into a sublease with Cogent Biosciences, Inc. (“Cogent”), which was subsequently amended. Fairmount beneficially owns more than 5% of our capital stock and Cogent’s capital stock and Peter Harwin, a member of our Board, also is a member of Cogent’s board of directors. In the year ended December 31, 2022, under the terms of the sublease, which expired in June 2022, Cogent paid us an aggregate of $0.2 million in rent payments.

OTHER MATTERS

Stockholder Proposals and Director Nominations for Next Year’s Annual Meeting

Pursuant to Rule 14a-8 of the Exchange Act, stockholders who wish to submit proposals for inclusion in the proxy statement for the 2025 Annual Meeting of Stockholders must send such proposals to our Corporate Secretary at the address set forth on the first page of this Proxy Statement. Such proposals must be received by us as of the close of business (6:00 p.m. Eastern Time) on Friday, December 27, 2024, and must comply with Rule 14a-8 of the Exchange Act. The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement.

As set forth in our Bylaws, if a stockholder intends to make a nomination for director election or present a proposal for other business (other than pursuant to Rule 14a-8 of the Exchange Act) at the 2025 Annual Meeting of Stockholders, the stockholder’s notice must be received by our Corporate Secretary at the address set forth on the first page of this Proxy Statement no earlier than the 90th day and no later than the 60th day before the anniversary of the last annual meeting of stockholders; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the stockholder’s notice must be delivered not later than the close of business on the 70th day prior to such annual meeting or the close of business on the 10th day following the date on which the first public announcement of the date of such annual meeting of stockholders is made by the Company. However, in no event shall the public announcement of the new meeting date commence a new notice time period (or extend any notice time period). Therefore, unless the 2025 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after the anniversary of the Annual Meeting, notice of proposed nominations or proposals (other than pursuant to Rule 14a-8 of the Exchange Act) must be received by our Corporate Secretary no earlier than March 19, 2025 and no later than the close of business (6:00 p.m. Eastern Time) on April 18, 2025. Any such director nomination or stockholder proposal must be a proper matter for stockholder action and must comply with the terms and conditions set forth in our Bylaws. If a stockholder fails to meet these deadlines and fails to satisfy the requirements of Rule 14a-4 of the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal as we determine appropriate. In addition to satisfying the deadlines in the advance notice provisions of our Bylaws, a stockholder who intends to solicit proxies in support of nominees submitted under these advance notice provisions for the 2025 Annual Meeting of Stockholders must provide the notice required under Rule 14a-19 of the Exchange Act to our Corporate Secretary in writing not later than the close of business (6:00 p.m. Eastern Time) on April 18, 2025. We reserve the right to reject, rule out of order or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements.

Delivery of Documents to Stockholders Sharing an Address

A number of brokerage firms have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders who have the same address and do not participate in electronic delivery of proxy materials will receive only one copy of the proxy materials, including this Proxy Statement, the Notice and our Annual Report on Form 10-K for the year ended December 31, 2023, until such time as one or more of these stockholders notifies us that they wish to receive individual copies. This procedure helps to reduce duplicate mailings and save printing costs and postage fees, as well as natural resources. If you received a “householding” mailing this year and would like to have additional copies of the proxy materials mailed to you, please send a written request to our Corporate Secretary at the address set forth on the first page of this Proxy Statement, or call (617) 272-4600, and we will promptly deliver the proxy materials to you. Please contact your broker if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future, or if you would like to opt out of “householding” for future mailings.

Availability of Additional Information

We will provide, free of charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2023, including exhibits, upon the written or oral request of any stockholder of the Company. Please send a written request to our Corporate Secretary at the address set forth on the first page of this Proxy Statement or call the number above.

APPENDIX A — VIRIDIAN THERAPEUTICS, INC. AMENDED & RESTATED 2016 EQUITY

INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: April 19, 2024

APPROVED BY THE STOCKHOLDERS: June 17, 2024

1.	GENERAL.

(a)

Continuation of Existing Plan; Successor to and Continuation of Prior Plans. The Plan is intended to serve as a continuation of the Viridian Therapeutics, Inc. Amended and Restated 2016 Equity Incentive Plan, as amended (f/k/a the Miragen Therapeutics, Inc. Amended and Restated 2016 Equity Incentive Plan). No awards may be granted under the 2020 Plan on or after June 8, 2022, and no awards have been granted under the 2020 Plan since such date. All Awards granted under a Prior Plan remain subject to the terms of that Prior Plan. All Awards granted on or after 11:59 p.m. Eastern Time on June 8, 2022 have been subject and shall be subject to the terms of the Plan as in effect on the date of grant.

(b)	Eligible Award Recipients. Employees, Directors and Consultants are eligible to receive Awards.

(c)

Available Awards. The Plan provides for the grant of the following types of Awards: (i) Incentive Stock Options; (ii) Nonstatutory Stock Options; (iii) Stock Appreciation Rights; (iv) Restricted Stock Awards; (v) Restricted Stock Unit Awards; (vi) Performance Stock Awards; (vii) Performance Cash Awards; and (viii) Other Stock Awards.

(d)

Purpose. The Plan, through the granting of Awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock.

2.	ADMINISTRATION.

(a)	Administration by Board. The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b)	Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)

To determine: (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the provisions of each Award (which need not be identical), including when a Participant will be permitted to exercise or otherwise receive cash or Common Stock under the Award; (E) the number of shares of Common Stock subject to, or the cash value of, an Award; and (F) the Fair Market Value applicable to a Stock Award.

(ii)

To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.

(iii)	To settle all controversies regarding the Plan and Awards granted under it.

(iv)	To accelerate, in whole or in part, the time at which an Award may be exercised or vest or settle (or at which cash or shares of Common Stock may be issued).

(v)	To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan (including Section 2(b)(viii)) or an Award Agreement, suspension or termination of the Plan will not materially impair a Participant’s rights under an outstanding Award without his or her written consent.

(vi)

To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to make the Plan or Awards granted under the Plan compliant with the requirements for Incentive Stock Options or exempt from or compliant with the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. If required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (E) materially extends the term of the Plan, or (F) materially expands the types of Awards available for issuance under the Plan. Except as otherwise provided in the Plan (including Section 2(b)(viii)) or an Award Agreement, no amendment of the Plan will materially impair a Participant’s rights under an outstanding Award without his or her written consent.

(vii)

To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 422 of the Code regarding incentive stock options or Rule 16b-3.

(viii)

To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more outstanding Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that except as otherwise provided in the Plan (including this Section 2(b)(viii)) or an Award Agreement, the Board may not amend the terms of an outstanding Award if the Board, in its sole discretion, determines that the amendment, taken as a whole, will materially impair the Participant’s rights under such Award without his or her written consent.

Notwithstanding the foregoing or anything in the Plan to the contrary, unless prohibited by applicable law, the Board may amend the terms of any outstanding Award or the Plan, or may suspend or terminate the Plan, without the affected Participant’s consent, (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code, (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code, (C) to clarify the manner of exemption from, or to bring the Award or the Plan into compliance with, Section 409A of the Code, or (D) to comply with other applicable laws or listing requirements.

(ix)

Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(x)

To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction).

(c)	Delegation to Committee.

(i)

General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee, as applicable). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Committee may, at any time, abolish the subcommittee and/or revest in the Committee any powers delegated to the subcommittee. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii)	Rule 16b-3 Compliance. The Committee may consist solely of two (2) or more Non-Employee Directors, in accordance with Rule 16b-3.

(d)

Delegation to an Officer. The Board may delegate to one (1) or more Officers the authority to do one or both of the following: (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by applicable law, other Stock Awards) and, to the extent permitted by applicable law, the terms of such Awards; and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Any such Stock Awards will be granted on the form of Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation of authority. The Board may not delegate authority to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) to determine the Fair Market Value pursuant to Section 13(z)(iii).

(e)

Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

(f)

Cancellation and Re-Grant of Stock Awards. Neither the Board nor any Committee will have the authority to (i) reduce the exercise or strike price of any outstanding Option or SAR under the Plan or (ii) cancel any outstanding Option or SAR that has an exercise or strike price greater than the then-current Fair Market Value of the Common Stock in exchange for cash or other Stock Awards under the Plan, unless the stockholders of the Company have approved such an action within twelve (12) months prior to such an event.

3.	SHARES SUBJECT TO THE PLAN.

(a)	Share Reserve.

(i)

Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards from and after the Effective Date will not exceed 10,693,659 shares plus any shares of Common Stock subject to outstanding awards under the Prior Plans as of March 31, 2024 that on or after such date are forfeited, terminated, expire or otherwise lapse without being exercised (to the extent applicable), or are settled in cash. The shares of Common Stock described in this Section 3(a)(i) shall be referred to herein as the “Share Reserve”.

(ii)	For clarity, the Share Reserve in this Section 3(a) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 3(a) does not limit the granting of Stock Awards except as provided in Section 7(a). Shares may be issued in connection with a merger or acquisition as permitted by Nasdaq Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

(b)

Reversion of Shares to the Share Reserve. If a Stock Award or award under a Prior or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Stock Award or award under a Prior Plan having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement will not reduce (or otherwise offset) the number of shares of Common Stock that may be available for issuance under the Plan. If any shares of Common Stock issued pursuant to a Stock Award or award under a Prior Plan are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the Plan. Any shares reacquired by the Company in satisfaction of tax withholding obligations on a Stock Award or award under a Prior Plan or as consideration for the exercise or purchase price of a Stock Award or award under a Prior Plan will again become available for issuance under the Plan.

(c)

Incentive Stock Option Limit. Subject to the Share Reserve and Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be 10,693,659 shares of Common Stock.

(d)

Limits on Grants to Non-Employee Directors. The maximum number of shares of Common Stock subject to Stock Awards granted under the Plan or otherwise during any one calendar year to any Non-Employee Director, taken together with any cash fees paid by the Company to such Non-Employee Director during such calendar year for service on the Board, will not exceed Five Hundred Thousand Dollars ($500,000) in total value (calculating the value of any such Stock Awards based on the grant date fair value of such Stock Awards for financial reporting purposes), or, with respect to the calendar year in which a Non-Employee Director is first appointed or elected to the Board, One Million Dollars ($1,000,000). The Board may make exceptions to the applicable limit in this Section 3(d) for individual Non-Employee Directors in extraordinary circumstances, as the Board may determine in its discretion, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation.

(e)	Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4.	ELIGIBILITY.

(a)

Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405, unless (i) the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Stock Awards are granted pursuant to a corporate transaction such as a spin off transaction) or (ii) the Company, in consultation with its legal counsel, has determined that such Stock Awards are otherwise exempt from or alternatively comply with Section 409A of the Code.

(b)

Ten Percent Stockholders. A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

5.	PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.

Each Option or SAR Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. Participants who hold Options or SARs shall have no voting rights and will have no rights to receive dividends or dividend equivalents in respect of any share of Common Stock subject to an Option or SAR until such Participant has become the holder of record of such shares of Common Stock. The terms and conditions of separate Option or SAR Agreements need not be identical; provided, however, that each Award Agreement will conform to (through incorporation of the provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(a)

Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Award Agreement.

(b)

Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a corporate transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

(c)

Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board will have the authority to grant Options that do not permit all of the following methods of payment (or that otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. The permitted methods of payment are as follows:

(i)	by cash (including electronic funds transfers), check, bank draft or money order payable to the Company;

(ii)

pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii)	by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv)	if an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v)	in any other form of legal consideration that may be acceptable to the Board and specified in the applicable Award Agreement.

(d)

Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Award Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Agreement evidencing such SAR.

(e)

Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:

(i)

Restrictions on Transfer. An Option or SAR will not be transferable, except by will or by the laws of descent and distribution (or pursuant to Sections 5(e)(ii) and 5(e)(iii)), and will be exercisable during the lifetime of the Participant only by the Participant. The Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided in the Plan, neither an Option nor a SAR may be transferred for consideration.

(ii)

Domestic Relations Orders. Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2). If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii)

Beneficiary Designation. Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, upon the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, upon the death of the Participant, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.

(f)	Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and become exercisable in periodic installments that may or may not be equal. The Option or

SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(g)

Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date that is three (3) months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. Except as otherwise provided in the applicable Award Agreement, if, after such termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time frame, the Option or SAR (as applicable) will terminate.

(h)

Extension of Termination Date. Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if the exercise of an Option or SAR following the termination of a Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of a Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

(i)

Disability of Participant. Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date that is twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after such termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time frame, the Option or SAR (as applicable) will terminate.

(j)

Death of Participant. Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) a Participant dies within the period (if any) specified in the Award Agreement for exercisability after the termination of the

Participant’s Continuous Service (for a reason other than death), then the Participant’s Option or SAR may be exercised (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance, or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within such period of time ending on the earlier of (i) the date that is eighteen (18) months following the date of death (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR (as applicable) is not exercised within the applicable time frame, the Option or SAR (as applicable) will terminate.

(k)

Termination for Cause. Except as explicitly provided otherwise in the applicable Award Agreement or other individual written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service is terminated for Cause, the Participant’s Option or SAR will terminate immediately upon such termination of Continuous Service, and the Participant will be prohibited from exercising his or her Option or SAR from and after the time of such termination of Continuous Service.

(l)

Non-Exempt Employees. If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six (6) months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement, in another written agreement between the Participant and the Company or an Affiliate, or, if no such definition, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six (6) months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 5(l) will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Agreements.

6.	PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.

(a)

Restricted Stock Awards. Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock underlying a Restricted Stock Award may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse, or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of separate Restricted Stock Award Agreements need not be identical; provided, however, that each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(i)

Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash (including electronic funds transfers), check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii)

Vesting. Shares of Common Stock awarded under a Restricted Stock Award Agreement may be subject to forfeiture to or repurchase by the Company in accordance with a vesting schedule to be determined by the Board.

(iii)

Termination of Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant that have not vested as of the date of such termination under the terms of the Participant’s Restricted Stock Award Agreement.

(iv)

Transferability. Rights to acquire shares of Common Stock under a Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(v)	Dividends. Any dividends paid on Restricted Stock shall be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.

(b)

Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. The terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical; provided, however, that each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(i)

Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii)

Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii)

Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv)

Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to the Restricted Stock Unit Award to a time after the vesting of the Restricted Stock Unit Award.

(v)

Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any dividend equivalent credited in respect of shares of Common Stock covered by the Restricted Stock Unit Award shall be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi)	Termination of Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates, any portion of the Participant’s Restricted Stock Unit Award (including dividend equivalents credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award) that has not vested as of the date of such termination will be forfeited upon such termination.

(c)	Performance Awards.

(i)

Performance Stock Awards. A Performance Stock Award is a Stock Award that is payable (including that may be granted, vest or be exercised) contingent upon the attainment during a Performance Period of specified Performance Goals. A Performance Stock Award may, but need not, require the Participant’s completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee, in its sole discretion. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board or the Committee may determine that cash may be used in payment of Performance Stock Awards. To the extent dividend equivalents may be credited in respect of shares of Common Stock covered by a Performance Stock Award, as determined by the Board and contained in the applicable Award Agreement, then any dividend equivalent credited in respect of such shares of Common Stock shall be subject to all of the same terms and conditions of the underlying Performance Stock Award to which they relate.

(ii)

Performance Cash Awards. A Performance Cash Award is a cash award that is payable contingent upon the attainment during a Performance Period of specified Performance Goals. A Performance Cash Award may, but need not, require the Participant’s completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee, in its sole discretion. The Board or the Committee may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board or the Committee may specify, to be paid in whole or in part in cash or other property.

(iii)

Committee and Board Discretion. With respect to any Performance Stock Award or Performance Cash Award, the Committee retains the discretion to (A) reduce or eliminate the compensation or economic benefit due upon attainment of the Performance Goals on the basis of any considerations as the Committee, in its sole discretion, may determine and (B) define the manner of calculating the Performance Criteria it selects to use for a Performance Period.

(d)

Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof may be granted either alone or in addition to Stock Awards granted under Section 5 and this Section 6. Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7.	COVENANTS OF THE COMPANY.

(a)	Availability of Shares. The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Stock Awards.

(b)	Securities Law Compliance. The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan the authority required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.

(c)

No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising a Stock Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

8.	MISCELLANEOUS.

(a)	Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock issued pursuant to Stock Awards will constitute general funds of the Company.

(b)

Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

(c)

Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Award has been entered into the books and records of the Company.

(d)

No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e)

Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company or any Affiliate is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence)

after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (i) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(f)

Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000) (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(g)

Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award, and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(h)

Withholding Obligations. Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; provided, however, that no shares of Common Stock are withheld with a value that triggers a classification of the Stock Award as a liability for financial accounting purposes; (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.

(i)

Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

(j)

Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(k)

Section 409A Compliance. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six (6) months following the date of the Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment may be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six (6) month period elapses, with the balance paid thereafter on the original schedule.

(l)

Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including, but not limited to, a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.

9.	ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a)

Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a); (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c); (iii) the class(es) and maximum number of securities that may be awarded to any Non-Employee Director pursuant to Section 3(d); and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.

(b)

Dissolution or Liquidation. Except as otherwise provided in the applicable Stock Award Agreement or other written agreement between a Participant and the Company or an Affiliate, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to a forfeiture condition or the Company’s right of repurchase may be reacquired or repurchased by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service; provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to forfeiture or repurchase (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c)

Corporate Transactions. In the event of a Corporate Transaction, notwithstanding any other provision of the Plan, the Board may take one or more of the following actions with respect to Stock Awards, contingent upon the closing or consummation of the Corporate Transaction, unless otherwise provided in the instrument evidencing the Stock Award, in any other written agreement between the Company or any Affiliate and the Participant or in any director compensation policy of the Company, or unless otherwise expressly provided by the Board at the time of grant of the Stock Award:

(i)

arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction);

(ii)

arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii)

accelerate the vesting, in whole or in part, of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Corporate Transaction as the Board determines (or, if the Board does not determine such a date, to the date that is five (5) days prior to the effective date of the Corporate Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction; provided, however, that the Board may require Participants to complete and deliver to the Company a notice of exercise before the effective date of a Corporate Transaction, which exercise is contingent upon the effectiveness of such Corporate Transaction;

(iv)	arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;

(v)

cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, and pay such cash consideration (including no consideration) as the Board, in its sole discretion, may consider appropriate; and

(vi)

cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the per share amount payable to holders of Common Stock in connection with the Corporate Transaction, over (B) the per share exercise price under the applicable Award. For clarity, this payment may be zero ($0) if the value of the property is equal to or less than the exercise price. In addition, any escrow, holdback, earnout or similar provisions in the definitive agreement for the Corporate Transaction may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of Common Stock.

The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of a Stock Award.

In the event of a Corporate Transaction, unless otherwise provided in the instrument evidencing a Performance Cash Award or any other written agreement between the Company or any Affiliate and the Participant, or unless otherwise expressly provided by the Board, all Performance Cash Awards outstanding under the Plan will terminate prior to the effective time of such Corporate Transaction.

(d)

Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award, in any other written agreement between the Company or any Affiliate and the Participant or in any director compensation policy of the Company, but in the absence of such provision, no such acceleration will occur.

10.	TERMINATION OR SUSPENSION OF THE PLAN.

(a)

The Board may suspend or terminate the Plan at any time. No Incentive Stock Option may be granted after the tenth (10th) anniversary of the Adoption Date. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)

No Impairment of Rights. Suspension or termination of the Plan will not materially impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant or as otherwise permitted in the Plan (including Section 2(b)(viii)) or an Award Agreement.

11.	EFFECTIVE DATE OF PLAN.

This Plan will become effective on the Effective Date.

12.	CHOICE OF LAW.

The laws of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

13.	DEFINITIONS. As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a)	“2008 Plan” means the Miragen Therapeutics, Inc. 2008 Equity Incentive Plan.

(b)	“2020 Plan” means the Viridian Therapeutics, Inc. 2020 Stock Incentive Plan.

(c)	“Adoption Date” means April 19, 2024, which is the date the Plan was adopted by the Board.

(d)

“Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(e)	“Award” means a Stock Award or a Performance Cash Award.

(f)	“Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

(g)	“Board” means the Board of Directors of the Company.

(h)	“Capital Stock” means each and every class of common stock of the Company, regardless of the number of votes per share.

(i)

“Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Adoption Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(j)

“Cause” will have the meaning ascribed to such term in any written agreement between a Participant and the Company or an Affiliate defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant’s intentional, material violation of any contract or agreement between such Participant and the Company or any statutory duty the Participant owes to the Company; (iv) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (v) such Participant’s gross misconduct; provided, however, that the action or conduct described in clauses (iii) and (v) above will constitute “Cause” only if such action or conduct continues after the Company has provided such Participant with written notice thereof and thirty (30) days to cure the same. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Company, in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(k)	“Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)

any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;

(ii)	there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger,

consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii)

there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(iv)

individuals who, on the Effective Date, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing definition or any other provision of this Plan, (A) the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between a Participant and the Company or an Affiliate will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that (1) if no definition of Change in Control (or any analogous term) is set forth in such an individual written agreement, the foregoing definition will apply; and (2) no Change in Control (or any analogous term) will be deemed to occur with respect to Awards subject to such an individual written agreement without a requirement that the Change in Control (or any analogous term) actually occur. If required for compliance with Section 409A of the Code, in no event will an event be deemed a Change in Control if such event is not also a “change in the ownership of” the Company, a “change in the effective control of” the Company, or a “change in the ownership of a substantial portion of the assets of” the Company, each as determined under Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). The Board may, in its sole discretion and without a Participant’s consent, amend the definition of “Change in Control” to conform to the definition of a “change in control event” under Section 409A of the Code and the regulations thereunder.

(l)	“Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(m)	“Committee” means a committee of one (1) or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(n)	“Common Stock” means the common stock of the Company.

(o)	“Company” means Viridian Therapeutics, Inc., a Delaware corporation.

(p)

“Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(q)

“Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(r)	“Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)	a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii)	a sale or other disposition of more than fifty percent (50%) of the outstanding securities of the Company;

(iii)	a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv)

a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

If required for compliance with Section 409A of the Code, in no event will an event be deemed a Corporate Transaction if such event is not also a “change in the ownership of” the Company, a “change in the effective control of” the Company, or a “change in the ownership of a substantial portion of the assets of” the Company, each as determined under Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). The Board may, in its sole discretion and without a Participant’s consent, amend the definition of “Corporate Transaction” to conform to the definition of a “change in control event” under Section 409A of the Code and the regulations thereunder.

(s)	“Director” means a member of the Board.

(t)

“Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(u)	“Effective Date” means June 17, 2024 , provided that this Plan is approved by the Company’s stockholders on such date.

(v)

“Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(w)	“Entity” means a corporation, partnership, limited liability company or other entity.

(x)	“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(y)

“Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company, or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

(z)	“Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)

If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii)

Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing sales price on the last preceding date for which such quotation exists.

(iii)	In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(aa)	“Incentive Stock Option” means an option granted pursuant to Section 5 that is intended to be, and that qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(bb)

“Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K, or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(cc)	“Nonstatutory Stock Option” means an option granted pursuant to Section 5 that does not qualify as an Incentive Stock Option.

(dd)	“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(ee)	“Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(ff)

“Option Agreement” means a written agreement between the Company and a holder of an Option evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.

(gg)	“Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

(hh)

“Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.

(ii)

“Own,” “Owned,” “Owner,” “Ownership” means a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(jj)	“Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

(kk)	“Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).

(ll)

“Performance Criteria” means the one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) earnings before interest, taxes, depreciation, amortization and legal settlements; (v) earnings before interest, taxes, depreciation, amortization, legal settlements and other income (expense); (vi) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense) and stock-based compensation; (vii) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation and changes in deferred revenue; (viii) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation, other non-cash expenses and changes in deferred revenue; (ix) total stockholder return; (x) return on equity or average stockholder’s equity; (xi) return on assets, investment, or capital employed; (xii) stock price; (xiii) margin (including gross margin); (xiv) income (before or after taxes); (xv) operating income; (xvi) operating income after taxes; (xvii) pre-tax profit; (xviii) operating cash flow; (xix) sales or revenue targets; (xx) increases in revenue or product revenue; (xxi) expenses and cost reduction goals; (xxii) improvement in or attainment of working capital levels; (xxiii) economic value added (or an equivalent metric); (xxiv) market share; (xxv) cash flow; (xxvi) cash flow per share; (xxvii) cash balance; (xxviii) cash burn; (xxix) cash collections; (xxx) share price performance; (xxxi) debt reduction; (xxxii) implementation or completion of projects or processes (including, without limitation, clinical trial initiation, clinical trial enrollment and dates, clinical trial results, regulatory filing submissions, regulatory filing acceptances, regulatory or advisory committee interactions, regulatory approvals, new and supplemental indications for existing products, and product supply); (xxxiii) stockholders’ equity; (xxxiv) capital expenditures; (xxxv) debt levels; (xxxvi) operating profit or net operating profit; (xxxvii) workforce diversity; (xxxviii) growth of net income or operating income; (xxxix) billings; (xl) bookings; (xli) employee retention; (xlii) initiation of phases of clinical trials and/or studies by specific dates; (xliii) acquisition of new customers, including institutional accounts; (xliv) customer retention and/or repeat order rate; (xlv) number of institutional customer accounts (xlvi) budget management; (xlvii) improvements in sample and test processing times; (xlviii) regulatory milestones; (xlix) progress of internal research or clinical programs; (1) progress of partnered programs; (1i) partner satisfaction; (lii) milestones related to samples received and/or tests run; (liii) expansion of sales in additional geographies or markets; (liv) research progress, including the development of programs; (1v) submission to, or approval by, a regulatory body (including, but not limited to the U.S. Food and Drug Administration) of an applicable filing or a product; (lvi) timely completion of clinical trials; (lvii) milestones related to samples received and/or tests or panels run; (lviii) expansion of sales in additional geographies or markets; (lix) research progress, including the development of programs; (1x) patient samples processed and billed; (lxi) sample processing operating metrics (including, without limitation, failure rate maximums and reduction of repeat rates); (lxii) strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property); (lxiii) pre-clinical development related to compound goals; (lxiv) customer satisfaction; and (lxv) other measures of performance selected by the Board.

(mm)

“Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are unusual in nature or occur infrequently as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; and (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award.

(nn)

“Performance Period” means the period of time selected by the Committee over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Committee (or Board, if applicable).

(oo)	“Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).

(pp)	“Plan” means this Viridian Therapeutics, Inc. Amended & Restated 2016 Equity Incentive Plan.

(qq)	“Prior Plans” means the 2008 Plan and the 2020 Plan.

(rr)	“Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(ss)

“Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

(tt)	“Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(uu)

“Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.

(vv)	“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(ww)	“Rule 405” means Rule 405 promulgated under the Securities Act.

(xx)	“Securities Act” means the Securities Act of 1933, as amended.

(yy)	“Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(zz)

“Stock Appreciation Right Agreement” or “SAR Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.

(aaa)

“Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Stock Appreciation Right, a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Stock Award or any Other Stock Award.

(bbb)

“Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement will be subject to the terms and conditions of the Plan.

(ccc)

“Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

(ddd)

“Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

 VIRIDIAN THERAPEUTICS, INC.

 221 CRESCENT STREET, SUITE 401

 WALTHAM, MA 02453

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 16, 2024. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/VRDN2024

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 16, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V49057-P10915	KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

VIRIDIAN THERAPEUTICS, INC.
The Board of Directors recommends you vote FOR the nominees listed in Proposal 1 and FOR Proposals 2, 3 and 4.

1. To elect the two Class III director nominees to serve until the 2027 Annual Meeting of Stockholders, and until their successors are duly elected and qualified.

Nominees:	For	Withhold

1a. Stephen Mahoney	☐	☐

1b. Arlene M. Morris	☐	☐
			For	Against	Abstain

2. To ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024.			☐	☐	☐

3. To approve, on an advisory basis, the compensation of the Company’s named executive officers.			☐	☐	☐

4. To approve a further amendment and restatement of the Company’s Amended and Restated 2016 Equity Incentive Plan, including to increase the number of shares available for issuance thereunder.			☐	☐	☐

Note: To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Proxy Statement, Notice and Annual Report are available at www.proxyvote.com.

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V49058-P10915

VIRIDIAN THERAPEUTICS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

JUNE 17, 2024 3:00 PM, EASTERN TIME

The stockholder(s) hereby appoint(s) Stephen Mahoney, Seth Harmon and Jennifer Tousignant, and each of them, as proxies and attorneys-in-fact, each with the power to act without the others and with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this form, all of the shares of Common Stock of Viridian Therapeutics, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 3:00 PM, Eastern Time on June 17, 2024, live via the Internet at www.virtualshareholdermeeting.com/VRDN2024, and at any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. IN THE EVENT THAT ANY OF THE NOMINEES NAMED ON THE REVERSE SIDE OF THIS FORM ARE UNAVAILABLE FOR ELECTION OR UNABLE TO SERVE, THE SHARES REPRESENTED BY THE PROXY MAY BE VOTED FOR A SUBSTITUTE NOMINEE SELECTED BY THE BOARD OF DIRECTORS.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE